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                          AGREEMENT AND PLAN OF MERGER
                                    BETWEEN
                      EQUITY RESIDENTIAL PROPERTIES TRUST
                                      AND
                           LEXFORD RESIDENTIAL TRUST
                           DATED AS OF JUNE 30, 1999

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
                               TABLE OF CONTENTS

              ARTICLE                                                                                                     PAGE
----------------------                                                                                                    -----
         1   THE MERGER..............................................................................................           1
             1.1        The Merger...................................................................................           1
             1.2        Closing......................................................................................           2
             1.3        Effective Time...............................................................................           2
             1.4        Effects of Merger on EQR's Declaration of Trust and Bylaws...................................           2
             1.5        Trustees.....................................................................................           2
             1.6        Effect on Shares of Beneficial Interest and Options..........................................           2
             1.7        Exchange Ratio...............................................................................           2

         2   REPRESENTATIONS AND WARRANTIES OF LEXFORD...............................................................           3
             2.1        Organization, Standing and Power of Lexford..................................................           3
             2.2        Lexford Subsidiaries.........................................................................           3
             2.3        Capital Structure............................................................................           5
             2.4        Other Interests..............................................................................           7
             2.5        Authority; Noncontravention; Consents........................................................           7
             2.6        SEC Documents; Financial Statements; Undisclosed Liabilities.................................           8
             2.7        Absence of Certain Changes or Events.........................................................           9
             2.8        Litigation...................................................................................          10
             2.9        Properties...................................................................................          10
             2.10       Environmental Matters........................................................................          13
             2.11       Related Party Transactions...................................................................          14
             2.12       Employee Benefits............................................................................          15
             2.13       Employee Matters.............................................................................          17
             2.14       Taxes........................................................................................          18
             2.15       No Payments to Employees, Officers, Trustees or Directors....................................          19
             2.16       Brokers; Schedule of Fees and Expenses.......................................................          19
             2.17       Compliance with Laws.........................................................................          19
             2.18       Contracts; Debt Instruments..................................................................          19
             2.19       Opinion of Financial Advisor.................................................................          22
             2.20       State Takeover Statutes......................................................................          22
             2.21       Registration Statement.......................................................................          22
             2.22       Development Properties.......................................................................          22
             2.23       Investment Company Act of 1940...............................................................          23
             2.24       Trademarks, Patents and Copyrights...........................................................          23
             2.25       Insurance....................................................................................          23
             2.26       Definition of Knowledge of Lexford...........................................................          23
             2.27       Vote Required................................................................................          23
             2.28       Deferred Compensation........................................................................          24
             2.29       Year 2000....................................................................................          24

         3   REPRESENTATIONS AND WARRANTIES OF EQR...................................................................          24
             3.1        Organization, Standing and Power of EQR......................................................          24
             3.2        Capital Structure............................................................................          24
             3.3        Organization, Standing and Power of ERP Operating Partnership................................          25
             3.4        Capital Structure of ERP Operating Partnership...............................................          25
             3.5        Authority; Noncontravention; Consents........................................................          26
             3.6        SEC Documents; Financial Statements; Undisclosed Liabilities.................................          27
             3.7        Absence of Certain Changes or Events.........................................................          27

              ARTICLE                                                                                                     PAGE
----------------------                                                                                                    -----
             3.8        Litigation...................................................................................          28
             3.9        Properties...................................................................................          28
             3.10       Environmental Matters........................................................................          29
             3.11       Taxes........................................................................................          30
             3.12       Brokers; Schedule of Fees and Expenses.......................................................          31
             3.13       Compliance with Laws.........................................................................          31
             3.14       Contracts; Debt Instruments..................................................................          31
             3.15       State Takeover Statutes......................................................................          31
             3.16       Registration Statement.......................................................................          31
             3.17       Investment Company Act of 1940...............................................................          31
             3.18       Definition of Knowledge of EQR...............................................................          32
             3.19       Vote Required................................................................................          32
             3.20       Employee Policies............................................................................          32
             3.21       Insurance....................................................................................          32
             3.22       Year 2000....................................................................................          32

         4   COVENANTS...............................................................................................          32
             4.1        Acquisition Proposals........................................................................          32
             4.2        Conduct of Lexford's Business Pending Merger.................................................          33
             4.3        Conduct of EQR's Business Pending Merger.....................................................          37
             4.4        Other Actions................................................................................          38
             4.5        Filing of Certain Reports....................................................................          38
             4.6        Compliance with the Securities Act...........................................................          38

         5   ADDITIONAL COVENANTS....................................................................................          39
             5.1        Preparation of the Registration Statement and the Proxy Statement; Lexford Shareholders                39
                        Meeting and EQR Shareholders Meeting.........................................................
             5.2        Access to Information: Confidentiality.......................................................          41
             5.3        Best Efforts; Notification...................................................................          41
             5.4        Costs of Transaction.........................................................................          42
             5.5        Tax Treatment................................................................................          42
             5.6        Public Announcements.........................................................................          42
             5.7        Listing......................................................................................          42
             5.8        Letters of Accountants.......................................................................          42
             5.9        Taxes........................................................................................          43
             5.10       Benefit Plans and Other Employee Arrangements................................................          44
             5.11       Indemnification..............................................................................          46
             5.12       Declaration of Dividends and Distributions...................................................          47
             5.13       Transfer of Lexford Assets After Effective Time..............................................          48
             5.14       Notices......................................................................................          48
             5.15       Resignations.................................................................................          48
             5.16       Third Party Management Agreements and Outside Management Agreements..........................          48
             5.17       Credit Facility..............................................................................          48
             5.18       Rabbi Trust..................................................................................          48
             5.19       Transfer of Shares...........................................................................          49

         6   CONDITIONS..............................................................................................          49
             6.1        Conditions to Each Party's Obligation to Effect the Merger...................................          49
             6.2        Conditions to Obligations of EQR.............................................................          50
             6.3        Conditions to Obligations of Lexford.........................................................          51

         7   TERMINATION, AMENDMENT AND WAIVER.......................................................................          53

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
              ARTICLE                                                                                                     PAGE
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
             7.1        Termination..................................................................................          53
             7.2        Certain Fees and Expenses....................................................................          54
             7.3        Effect of Termination........................................................................          55
             7.4        Amendment....................................................................................          56
             7.5        Extension; Waiver............................................................................          56

         8   GENERAL PROVISIONS......................................................................................          56
             8.1        Nonsurvival of Representations and Warranties................................................          56
             8.2        Notices......................................................................................          56
             8.4        Counterparts.................................................................................          57
             8.5        Entire Agreement; No Third-Party Beneficiaries...............................................          57
             8.6        Governing Law................................................................................          58
             8.7        Assignment...................................................................................          58
             8.8        Enforcement..................................................................................          58
             8.9        Severability.................................................................................          58
             8.10       Non-Recourse to Trustees and Officers........................................................          58

                                    EXHIBITS

Exhibit "A"         --  Articles of Merger
Exhibit "B"         --  Capital Structure of EQR
Exhibit "C"         --  Opinion of Maryland Counsel
Exhibit "D"         --  Opinion of Lexford Counsel
Exhibit "E"         --  Opinion of Rudnick & Wolfe

                             INDEX OF DEFINED TERMS

DEFINED TERM                                                                                           SECTION
-----------------------------------------------------------------------------------------------------  -----------
Acquisition Proposal.................................................................................  4.1(a)
Affiliate............................................................................................  2.11
Affiliates...........................................................................................  4.6
Agreement............................................................................................  Preamble
AICPA Statement......................................................................................  5.8(a)
Articles of Merger...................................................................................  Recital B
assumed by EQR.......................................................................................  2.18(b)
Base Amount..........................................................................................  7.2
Break-Up Fee.........................................................................................  7.2
Break-Up Fee Tax Opinion.............................................................................  7.2
Change in Control Share Grants.......................................................................  2.3(b)
Closing..............................................................................................  1.2
Closing Date.........................................................................................  1.2
Closing Price........................................................................................  5.10(c)
Code.................................................................................................  Recital C
Commitment...........................................................................................  4.2(p)
Confidentiality Agreements...........................................................................  5.2
Consolidation........................................................................................  2.2(b)
Controlled Group Member..............................................................................  2.12
Debt Documents.......................................................................................  2.18(b)
Department...........................................................................................  1.3
Effective Time.......................................................................................  1.3
Employee Plan........................................................................................  2.12
Encumbrances.........................................................................................  2.9(a)
Environmental Laws...................................................................................  2.10
EQR..................................................................................................  Preamble
EQR Bylaws...........................................................................................  1.4
EQR Declaration......................................................................................  1.4
EQR Common Shares....................................................................................  1.7(a)
EQR Disclosure Letter................................................................................  Article 3
EQR Financial Statement Date.........................................................................  3.7
EQR Material Adverse Change..........................................................................  3.7
EQR Material Adverse Effect..........................................................................  3.1
EQR Properties.......................................................................................  3.9
EQR SEC Documents....................................................................................  3.6
EQR Shareholder Approvals............................................................................  3.5(a)
EQR Shareholders Meeting.............................................................................  5.1(b)
EQR Subsidiaries.....................................................................................  3.1
Equity Participation.................................................................................  2.18(b)
ERISA................................................................................................  2.12
ERP Operating Partnership............................................................................  3.2(c)
ERP Operating Partnership Agreement..................................................................  3.3
Exchange Act.........................................................................................  2.5(b)
Exchange Ratio.......................................................................................  1.7(a)
Expense Fee..........................................................................................  7.2
GAAP.................................................................................................  2.6
Governmental Entity..................................................................................  2.5(b)

DEFINED TERM                                                                                           SECTION
-----------------------------------------------------------------------------------------------------  -----------
Hart-Scott Act.......................................................................................  2.5(c)
Hazardous Substances.................................................................................  2.10
Incentive Equity Plan................................................................................  2.3(a)
immediate family.....................................................................................  2.11
include, includes or including.......................................................................  8.3
Indebtedness.........................................................................................  2.18(b)
Indemnified Parties..................................................................................  5.11(a)
IRS..................................................................................................  2.12(b)
Laws.................................................................................................  2.5(b)
Lexford..............................................................................................  Preamble
Lexford Capital Budget...............................................................................  2.9(c)
Lexford Common Shares................................................................................  1.7(a)
Lexford Disclosure Letter............................................................................  Article 2
Lexford Environmental Reports........................................................................  2.10
Lexford Financial Statement Date.....................................................................  2.7
Lexford Material Adverse Change......................................................................  2.7
Lexford Material Adverse Effect......................................................................  2.1
Lexford Option.......................................................................................  2.3(b)
Lexford Preferred Shares.............................................................................  2.3(a)
Lexford Properties...................................................................................  3.9(a)
Lexford Schedule 2.15A Personnel.....................................................................  5.10(b)
Lexford SEC Documents................................................................................  2.6
Lexford Shareholder Approvals........................................................................  2.5(a)
Lexford Shareholders Meeting.........................................................................  5.1(c)
Lexford Shares.......................................................................................  2.3(a)
Lexford Subsidiary Tax Return........................................................................  5.9(c)
Lexford Title Insurance Policy.......................................................................  2.9(b)
Lexford Tax..........................................................................................  5.9(d)
Lexford Tax Return...................................................................................  5.9(b)
Liens................................................................................................  2.2(b)
Merger...............................................................................................  Recital A
Notes................................................................................................  2.18(k)
NYSE.................................................................................................  5.6
1940 Act.............................................................................................  2.23
OP Units.............................................................................................  3.4
Outside Management Agreements........................................................................  2.18(f)
Payor................................................................................................  7.2
Pension Plan.........................................................................................  2.12
Performance Plan.....................................................................................  2.3(a)
Person...............................................................................................  2.2(a)
Plan.................................................................................................  5.10(c)
Prime Rate...........................................................................................  5.9(d)
Prior Plan...........................................................................................  5.10(a)
Property Restrictions................................................................................  2.9(a)
Proxy Statement......................................................................................  2.5(b)
Qualifying Income....................................................................................  7.2
Rabbi Trust..........................................................................................  2.3(b)
Recipient............................................................................................  7.2
Registration Statement...............................................................................  2.21
REIT.................................................................................................  2.14(b)

DEFINED TERM                                                                                           SECTION
-----------------------------------------------------------------------------------------------------  -----------
REIT Requirements....................................................................................  7.2
Release..............................................................................................  5.10(b)
Restricted Share Grants..............................................................................  2.3(b)
Restricted Stock Plan................................................................................  2.3(a)
Run-Off Policy.......................................................................................  5.11(a)
SEC..................................................................................................  2.5(b)
Second Quarter Dividend..............................................................................  5.12
Securities Act.......................................................................................  2.6
Severance Programs...................................................................................  5.10(b)
Shareholder Approvals................................................................................  3.5(a)
Shareholders Meetings................................................................................  5.1(c)
Subsidiary...........................................................................................  2.2(a)
Superior Acquisition Proposal........................................................................  4.1
Surviving Trust......................................................................................  1.1
Syndicated Subsidiary................................................................................  2.2(c)
Syndicated Subsidiary Debt...........................................................................  2.2(c)
Takeover Statute.....................................................................................  2.20
Tax Protection Agreements............................................................................  2.18(j)
Taxes................................................................................................  2.14(a)
Third Party..........................................................................................  2.18(e)
Third Party Management Agreements....................................................................  2.18(e)
Third Party Provisions...............................................................................  8.5
Title 8..............................................................................................  1.1
to the Knowledge of EQR..............................................................................  3.18
to the Knowledge of Lexford..........................................................................  2.26
Trading Day..........................................................................................  5.10(c)
Transfer and Gains Taxes.............................................................................  5.9
Welfare Plan.........................................................................................  2.12
written public statements............................................................................  5.6

                          AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of June 30, 1999 by and between EQUITY RESIDENTIAL PROPERTIES TRUST, a Maryland real estate investment trust ("EQR"), and LEXFORD RESIDENTIAL TRUST, a Maryland real estate investment trust ("Lexford").

                                R E C I T A L S:

    A. The Board of Trustees of EQR and the Board of Trustees of Lexford deem it advisable and in the best interests of their respective shareholders, subject to the conditions and other provisions contained herein, that EQR and Lexford shall combine their businesses by the merger of Lexford with and into EQR (the "Merger").

    B. Upon the terms and conditions set forth herein, EQR and Lexford shall execute Articles of Merger in substantially the form attached hereto as Exhibit "A" (the "Articles of Merger") and shall file such articles in accordance with Maryland law in order to effectuate the Merger.

    C. For federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

    D. Lexford has received a fairness opinion relating to the Merger, as more fully described herein.

    E. EQR and Lexford desire to make certain representations, warranties and agreements in connection with the Merger.

    NOW, THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                                   THE MERGER

    1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, and in accordance with Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended ("Title 8"), Lexford shall be merged with and into EQR, with EQR as the surviving entity (the "Surviving Trust").

    1.2 CLOSING. The closing of the Merger ("Closing") will take place at 10:00 a.m. on the date to be specified by the parties, which (subject to satisfaction or waiver of the other conditions set forth in Article 6) shall be no later than the third business day after satisfaction or waiver of the conditions set forth in Section 6.1(a) (the "Closing Date"), at the offices of Rudnick & Wolfe, 203 North LaSalle Street, Chicago, Illinois 60601, unless another date or place is agreed to in writing by the parties hereto.

    1.3 EFFECTIVE TIME. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article 6 by the party entitled to the benefit of the same, EQR and Lexford shall execute and file the Articles of Merger, executed in accordance with Title 8, with the State Department of Assessments and Taxation of Maryland (the "Department"), and shall make all other filings and recordings required under Title 8. The Merger shall become effective (the "Effective Time") at such time as shall be specified in the Articles of Merger, but not exceeding 30 days after acceptance of the Articles of Merger for record by the Department. Unless otherwise agreed, the parties shall cause the Effective Time to occur on the Closing Date.

    1.4 EFFECTS OF MERGER ON EQR'S DECLARATION OF TRUST AND BYLAWS. The Second Amended and Restated Declaration of Trust of EQR (the "EQR Declaration") shall be amended at the Effective Time as provided in the Articles of Merger. The Third Amended and Restated Bylaws of EQR (the "EQR Bylaws"), as amended and in effect immediately prior to the Effective Time, shall continue in full force and effect after the Merger until further amended in accordance with applicable Maryland law.

    1.5 TRUSTEES. The trustees of the Surviving Trust shall continue to be the trustees of EQR immediately prior to the Effective Time, who shall continue to serve for the balance of their unexpired terms or their earlier death, resignation or removal.

    1.6 EFFECT ON SHARES OF BENEFICIAL INTEREST AND OPTIONS. The Merger shall have no effect on the shares of beneficial interest, options to purchase shares of beneficial interest and restricted share awards of EQR. The effect of the Merger on the shares, options and restricted share awards of Lexford shall be solely as provided herein and in the Articles of Merger.

    1.7  EXCHANGE RATIO.

        (a) The exchange ratio to be set forth in the Articles of Merger ("Exchange Ratio") shall be 0.463 of a common share of beneficial interest of EQR, $0.01 par value per share ("EQR Common Shares"), for each common share of beneficial interest of Lexford, $0.01 par value per share ("Lexford Common Shares") outstanding immediately prior to the Effective Time.

        (b) If, from the date hereof until the Effective Time, EQR (i) pays a dividend or makes a distribution on the EQR Common Shares in EQR Common Shares, (ii) subdivides the outstanding EQR Common Shares into a greater number of EQR Common Shares, or (iii) combines the outstanding EQR Common Shares into a smaller number of EQR Common Shares, the Exchange Ratio shall be adjusted to reflect the proportionate change in the number of outstanding EQR Common Shares.

                                   ARTICLE 2
                   REPRESENTATIONS AND WARRANTIES OF LEXFORD

    Except as set forth in the letter of even date herewith signed by the Chairman of the Board or President of Lexford in his capacity as such and delivered to EQR prior to the execution hereof (the "Lexford Disclosure Letter"), Lexford represents and warrants to EQR as follows:

    2.1 ORGANIZATION, STANDING AND POWER OF LEXFORD. Lexford is a real estate investment trust duly organized and validly existing under the laws of Maryland and has the requisite trust power and authority to carry on its business as now being conducted. Lexford is duly qualified or licensed to do business as a foreign trust and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of Lexford and the Lexford Subsidiaries (as defined below) taken as a whole (a "Lexford Material Adverse Effect"). Schedule 2.1 to the Lexford Disclosure Letter sets forth each jurisdiction in which Lexford is qualified or licensed to do business, as well as all assumed names under which Lexford conducts business in such jurisdictions. Lexford has previously delivered to EQR complete and correct copies of its Declaration of Trust and Bylaws, in each case, as amended or supplemented to the date of this Agreement.

    2.2 LEXFORD SUBSIDIARIES. Except as otherwise provided in the Lexford Disclosure Letter:

           (a) Schedule 2.2 to the Lexford Disclosure Letter sets forth:

                (i) each Subsidiary of Lexford;

                (ii) the legal form of each Lexford Subsidiary, including the state or country of formation;

               (iii) the identity and ownership interest of each owner of such Lexford Subsidiary, including but not limited to the amount of securities of such Lexford Subsidiary owned by such owner;

                (iv) each apartment community and/or other real estate properties owned or under contract to be purchased by each Lexford Subsidiary, and separately setting forth each apartment community currently under development, if any;

                (v) each jurisdiction in which each Lexford Subsidiary is qualified or licensed to do business;

                (vi) each assumed name under which each Lexford Subsidiary conducts business in any jurisdiction; and

               (vii) certain additional information with respect to certain Lexford Subsidiaries.

As used in this Agreement, "Subsidiary" of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either directly or through or together with another Subsidiary of such Person) owns any of the capital stock or other equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity. As used herein, "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or any other legal entity.

        (b) All the outstanding shares of capital stock of each Lexford Subsidiary that is a corporation have been validly issued and are (A) fully paid and nonassessable, (B) owned by Lexford or by another Lexford Subsidiary, and
(C) owned free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and all equity interests in each Lexford Subsidiary that is a partnership, joint venture, limited liability company or trust which are owned by Lexford, by another Lexford Subsidiary or by Lexford and another Lexford Subsidiary are owned free and clear of all Liens. Each Lexford Subsidiary that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each Lexford Subsidiary that is a partnership, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Lexford Subsidiary is duly qualified or licensed to do business and, with respect to each Lexford Subsidiary that is a corporation, is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Lexford Material Adverse Effect. True and correct copies of the Articles of Incorporation, Bylaws, partnership agreements, joint venture and operating agreements or similar organizational documents of each Lexford Subsidiary, as amended to the date of this Agreement, as well as the merger agreements executed in connection with Lexford's consolidation of ownership of 326 properties owned by 324 Lexford Subsidiaries, completed in 1998 (the "Consolidation"), have been previously made available to EQR, PROVIDED, HOWEVER, that the partnership agreements of the Syndicated Subsidiaries (as defined herein), as amended to the date of this Agreement, have been previously delivered to EQR.

        (c) With respect to each Syndicated Subsidiary, (i) except as set forth in Schedule 2.2 to the Lexford Disclosure Letter, Lexford or a wholly-owned Lexford Subsidiary has full management power and authority to manage such Syndicated Subsidiary without the consent of any other equity-owner of such Syndicated Subsidiary, (ii) any amounts owed by such Syndicated Subsidiary to Lexford or a Lexford Subsidiary (each a "Syndicated Subsidiary Debt") are validly existing debts documented by a note and/or loan agreement, or, in the case of advances to or receivables from any Syndicated Subsidiary, are evidenced by true and correct written records, payable to Lexford or such Lexford Subsidiary and enforceable pursuant to their terms without, to the Knowledge of Lexford, any right of set-off or counter-claim by any such Syndicated Subsidiary and (iii) to the Knowledge of Lexford, no event of default has occurred under any Syndicated Subsidiary Debt of such Syndicated Subsidiary. Schedule 2.2(c) to the Lexford Disclosure Letter sets forth, for each Syndicated Subsidiary, the outstanding Syndicated Subsidiary Debt as of March 31, 1999, and a description of the documentation evidencing such Syndicated

Subsidiary Debt. As used herein, "Syndicated Subsidiary" means any Lexford Subsidiary which is not wholly-owned, directly or indirectly, by Lexford.

        (d) Schedule 2.2(d) to the Lexford Disclosure Letter sets forth any agreements which relate to the managerial power over any Syndicated Subsidiary by any general partner of such Syndicated Subsidiary, other than Lexford or a Lexford Subsidiary.

    2.3  CAPITAL STRUCTURE.

        (a) As of the date hereof, the authorized shares of beneficial interest of Lexford consist of (i) 50,000,000 Lexford Common Shares, of which 9,554,228 were issued and outstanding (including Lexford Common Shares issued pursuant to Restricted Share Grants (as defined below) or any Lexford plan described in this
Section 2.3 or held by the Rabbi Trust (as defined below)); (ii) 5,000,000 Preferred Shares, $0.01 par value per share (the "Lexford Preferred Shares", and, collectively with the Lexford Common Shares, the "Lexford Shares"), none of which were issued or outstanding; (iii) 50,000,000 Excess Common Shares, $0.01 par value per share, none of which were issued or outstanding and (iv) 5,000,000 Excess Preferred Shares, $0.01 par value per share, none of which were issued or outstanding. As of the date hereof, (i) 64,456 Lexford Common Shares were reserved for issuance but not issued under Lexford's Amended and Restated 1992 Incentive Equity Plan (the "Incentive Equity Plan"); (ii) 0 Lexford Common Shares were reserved for issuance but not issued under Lexford's 1997 Performance Equity Plan (the "Performance Plan"); and (iii) 54,207 Lexford Common Shares were reserved for issuance but not issued under Lexford's Non-Employee Trustee Restricted Stock Plan (the "Restricted Stock Plan"). On the date hereof, except as set forth in this Section 2.3 or Schedule 2.3 of the Lexford Disclosure Letter, no Lexford Shares or other voting securities of Lexford were issued, reserved for issuance or outstanding.

        (b) Set forth in Schedule 2.3 of the Lexford Disclosure Letter is a true and complete list as of the date hereof of the following: (i) each outstanding qualified or nonqualified option to purchase Lexford Common Shares granted under the Incentive Equity Plan, Performance Plan or otherwise (a "Lexford Option") and a total thereof; (ii) each grant of Lexford Shares to employees or trustees of Lexford which are subject to any risk of forfeiture, and the plan pursuant to which such grants were made, if any, ("Restricted Share Grants") and a total thereof; (iii) any obligation of Lexford to issue Lexford Shares as a result of the transactions contemplated hereby ("Change in Control Share Grants") and a total thereof; and (iv) all Lexford Common Shares held by Lexford's Executive Deferred Compensation Plan and Rabbi Trust (the "Rabbi Trust"). The Restricted Share Grants are included in the number of outstanding Lexford Shares set forth in Section 2.3(a). For each Lexford Option held by the executive officers of Lexford, Schedule 2.3 of the Lexford Disclosure Letter sets forth as of the date hereof the name of the grantee, the date of the grant, status of the option as qualified or nonqualified under Section 422 of the Code, the number of Lexford Shares subject to such option, the number of shares subject to options that are currently exercisable, the exercise price per share, those options granting reload options, and the number of such shares subject to share appreciation rights. For each Lexford Option held by employees of Lexford or any of the Lexford Subsidiaries who are not executive officers of Lexford, Schedule 2.3 to the Lexford Disclosure Letter sets forth as of the date hereof the name of the grantee, the date of the grant, the number of Lexford Shares subject to such option and the exercise price per share. For each Restricted Share Grant,
Schedule 2.3 of the Lexford Disclosure Letter sets forth as of the date hereof the name of the grantee, the date of the grant and the number of Lexford Shares granted. For each Change in Control Share Grant, Schedule 2.3 to the Lexford Disclosure Letter sets forth as of the date hereof the aggregate number of Lexford Shares to be issued immediately prior to the Merger. On the date of this Agreement, except as set forth in Section 2.3(a) or Schedule 2.3 of the Lexford Disclosure Letter, no Lexford Shares or other voting securities of Lexford were issued, reserved for issuance, or outstanding.

        (c) All outstanding Lexford Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of

Lexford, or assets of any other entities exchangeable into Lexford Shares having the right to vote on any matters on which shareholders of Lexford may vote.

        (d) Except as set forth in this Section 2.3 or in Schedule 2.3 of the Lexford Disclosure Letter, as of the date of this Agreement there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Lexford or any Lexford Subsidiary is a party or by which such entity is bound, obligating Lexford or any Lexford Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of Lexford or any Lexford Subsidiary or obligating Lexford or any Lexford Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

        (e) Except as set forth in Schedule 2.3 of the Lexford Disclosure Letter, all dividends or distributions on Lexford Shares which have been authorized or declared prior to the date of this Agreement have been paid in full.

    2.4 OTHER INTERESTS. Except as set forth in Schedule 2.2 or 2.4 of the Lexford Disclosure Letter, neither Lexford nor any Lexford Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business trust or entity (other than investments in short-term investment securities). With respect to such interests, Lexford and each such Lexford Subsidiary owns such interests free and clear of all liens, pledges, security interests, claims, options or other encumbrances. Neither Lexford nor any of the Lexford Subsidiaries is in breach in any material respect of any provision of any agreement, document or contract governing its rights in or to the interests owned or held by it, all of which agreements, documents and contracts are (a) set forth on the Lexford Disclosure Letter, (b) unmodified except as described therein and (c) in full force and effect. To the Knowledge of Lexford (as defined in Section 2.26), the other parties to such agreements, documents or contracts are not in any material breach of any of their respective obligations under such agreements, documents or contracts.

    2.5  AUTHORITY; NONCONTRAVENTION; CONSENTS.

        (a) Lexford has the requisite power and authority to enter into this Agreement and, subject to the affirmative vote of holders of at least a majority of the outstanding Lexford Common Shares entitled to vote thereon to approve the Merger (the "Lexford Shareholder Approvals"), to consummate the transactions contemplated by this Agreement to which Lexford is a party. The execution and delivery of this Agreement by Lexford and the consummation by Lexford of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Lexford or any Lexford Subsidiary, subject to the Lexford Shareholder Approvals. This Agreement has been duly executed and delivered by Lexford and constitutes a valid and binding obligation of Lexford, enforceable against Lexford in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

        (b) Except as set forth in Schedule 2.5 to the Lexford Disclosure Letter, the execution and delivery of this Agreement by Lexford do not, and the consummation of the transactions contemplated by this Agreement by Lexford and compliance by Lexford with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Lexford or any Lexford Subsidiary under, (i) the Declaration of Trust or the Bylaws of Lexford or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any Lexford Subsidiary, in each case as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license to which Lexford or any Lexford Subsidiary is a party or their respective properties or assets are bound or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "Laws") applicable to Lexford or any Lexford Subsidiary, or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not (x) have a Lexford Material Adverse Effect or (y) prevent the consummation of the transactions contemplated by this Agreement. Except as set forth on Schedule 2.5 to the Lexford Disclosure Letter, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to Lexford or any Lexford Subsidiary in connection with the execution and delivery of this Agreement by Lexford or the consummation by Lexford of the transactions contemplated by this Agreement, except for (i) the filing with the Securities and Exchange Commission (the "SEC") of (x) a joint proxy statement relating to the approval by Lexford's shareholders and EQR's shareholders of the transactions contemplated by this Agreement (as amended or supplemented from time to time, the "Proxy Statement") and (y) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the acceptance for record of the Articles of Merger by the Department, and (iii) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 2.5 to the Lexford Disclosure Letter, (B) as may be required under federal, state or local environmental laws, or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Lexford or any Lexford Subsidiary from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Lexford Material Adverse Effect.

        (c) For purposes of determining compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott Act"), Lexford confirms that the conduct of its business does not require a filing under the Hart-Scott Act in connection with the Merger.

    2.6 SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. Lexford has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1994 through the date hereof (the "Lexford SEC Documents"). Schedule 2.6 of the Lexford Disclosure Letter contains a complete list (without exhibits) of all Lexford SEC Documents filed by Lexford with the SEC since January 1, 1994 and on or prior to the date of this Agreement. All of the Lexford SEC Documents (other than preliminary material), as of their respective filing dates, or as of the date of the last amendment thereof (if amended after filing), complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such Lexford SEC Documents. None of the Lexford SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Lexford SEC Documents filed on a non-confidential basis prior to the date of this Agreement. The consolidated financial statements of Lexford included in the Lexford SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC in all material respects, the consolidated financial position of Lexford and the consolidated Lexford Subsidiaries, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act). Schedule 2.6 of the Lexford Disclosure Letter sets forth all Lexford Subsidiaries which are not consolidated for accounting purposes as of the date hereof. Except for liabilities and obligations set forth in the Lexford SEC Documents or in Schedule 2.6 to the Lexford Disclosure Letter, neither Lexford nor any of the Lexford Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Lexford or in the notes thereto and which, individually or in the aggregate, would have a Lexford Material Adverse Effect, after taking into account any assets acquired or services provided in connection with the incurrence of such liabilities or obligations.

    2.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Lexford SEC Documents or Schedule 2.7 to the Lexford Disclosure Letter, since the date of the most recent audited financial statements included in the Lexford SEC Documents (the "Lexford Financial Statement Date") Lexford and the Lexford Subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition of properties and issuance of securities) and there has not been (a) any material adverse change in the business, financial condition or results of operations of Lexford and the Lexford Subsidiaries taken as a whole (a "Lexford Material Adverse Change"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Lexford Material Adverse Change, (b) except for regular quarterly distributions (in the case of Lexford) not in excess of $0.4325 per Lexford Common Share with customary record and payment dates, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Lexford Shares, (c) any split, combination or reclassification of any Lexford Shares or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of its beneficial interest or any issuance of an ownership interest in, any Lexford Subsidiary except as contemplated by this Agreement, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would have a Lexford Material Adverse Effect, (e) any change made prior to the date of this Agreement in accounting methods, principles or practices by Lexford or any Lexford Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in Lexford SEC Documents or required by a change in GAAP or (f) any amendment of any employment, consulting, severance, retention or any other agreement between Lexford and any officer or trustee of Lexford.

    2.8  LITIGATION.  Except as disclosed in the Lexford SEC Documents, Schedule
2.8 or Schedule 2.9 to the Lexford Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of Lexford and the Lexford Subsidiaries (a) which are covered by adequate insurance or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending or, to the Knowledge of Lexford, threatened against or affecting Lexford or any Lexford Subsidiary that, individually or in the aggregate, could reasonably be expected to (i) have a Lexford Material Adverse Effect or (ii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Lexford or any Lexford Subsidiary having, or which could reasonably be expected to have, any such effect. Notwithstanding the foregoing, (y) Schedule
2.8 to the Lexford Disclosure Letter sets forth each and every uninsured claim involving a potential dollar cost to Lexford in excess of $50,000 and each and every equal employment opportunity claim, claim relating to sexual harassment and/or discrimination and claim relating to the Consolidation pending or, to the Knowledge of Lexford, threatened as of the date hereof, in each case with a brief summary of such claim or threatened claim and (z) no claim is pending or has been made since January 1, 1994 under any trustees', directors' or officers' liability insurance policy maintained at any time by Lexford or any of the Lexford Subsidiaries.

    2.9  PROPERTIES.

        (a) Schedule 2.9 to the Lexford Disclosure Letter identifies all real property owned or leased by Lexford and the Lexford Subsidiaries (the "Lexford Properties"). Except as provided in Schedule 2.9 of the Lexford Disclosure Letter, Lexford or the Lexford Subsidiary set forth on Schedule 2.2 of the Lexford Disclosure Letter owns fee simple title to their respective Lexford Properties. All such properties are owned in each case free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title securing monetary obligations ("Encumbrances") (except as provided below). Except as set forth in Schedule 2.2, Schedule 2.18 or Schedule 2.9 of the Lexford Disclosure Letter, no other Person has any ownership interest in any of the Lexford Properties, and any such ownership interest so scheduled does not materially detract from the value of, or materially interfere with the present use of, any of the Lexford Properties subject thereto or affected thereby. The Lexford Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions") or other Encumbrances, except for (i) Encumbrances and Property Restrictions set forth in the Lexford Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, provided they do not materially adversely affect the current use of any Lexford Property, (iii) Encumbrances and Property Restrictions disclosed on existing title reports or existing surveys (in either case copies of which title reports and surveys have been delivered or made available to EQR, which Encumbrances and Property Restrictions, in any event, do not materially detract from the value of, or materially interfere with the present use of, any of the Lexford Properties subject thereto or affected thereby (provided that Lexford specifically represents and warrants that any Encumbrances identified on any existing title report as securing any Indebtedness, other than the Indebtedness identified on Schedule 2.18 of the Lexford Disclosure Letter, has been released of record since the date of the title report in question), (iv) real estate taxes and assessments which constitute a lien but are not yet due and payable and (v) mechanics', carriers', workmen's, repairmen's liens, other Encumbrances and Property Restrictions, if any, which, individually or in the aggregate, do not materially detract from the value of or materially interfere with the present use of any of the Lexford Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by Lexford and the Lexford Subsidiaries. Except as provided in Schedule 2.9 of the Lexford Disclosure Letter, no portion of any of the Lexford Properties is located in a flood zone area "V" except for that which, individually or in the aggregate, do not materially detract from the value of or materially interfere with the present use of such Lexford Property subject thereto or affected thereby. Schedule 2.9 lists each of the Lexford Properties which are under development as of the date of this Agreement.

        (b) Except as provided in Schedule 2.9 to the Lexford Disclosure Letter, valid policies of title insurance (each a "Lexford Title Insurance Policy") have been issued insuring Lexford's or the applicable Lexford Subsidiary's fee simple title to the Lexford Properties, subject only to the matters disclosed above and on the Lexford Disclosure Letter, and such policies are, at the date hereof, in full force and effect and no claim has been made against any such policy. A true and correct copy of each Lexford Title Insurance Policy has been previously made available to EQR.

        (c) Except as provided in Schedule 2.9 to the Lexford Disclosure Letter or in Lexford's capital budget attached to the Lexford Disclosure Letter (the "Lexford Capital Budget"), Lexford has no Knowledge (as defined in Section 2.26)
(i) that, any certificate, permit or license from any governmental authority having jurisdiction over any of the Lexford Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Lexford Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Lexford Properties has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of same; (ii) of any written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement materially and adversely affecting any of the Lexford Properties issued by any governmental authority; (iii) of any material structural defects relating to any Lexford Property which costs more than $50,000 to repair; (iv) of any Lexford Property whose building systems are not in working order in any material respect and costs more than $50,000 to repair; (v) of any physical damage to any Lexford Property in excess of $50,000 for which there is no insurance in effect covering the cost of the restoration; (vi) of any current renovation or uninsured restoration underway to any Lexford Property the cost of which exceeds $50,000; or (vii) of items referred to in Section 2.9(c)(iii)-(vi) which aggregate for Lexford and the Lexford Subsidiaries more than $2,500,000.

        (d) Except as set forth in Schedule 2.9 to the Lexford Disclosure Letter, neither Lexford nor any of the Lexford Subsidiaries has received any written notice to the effect that (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Lexford Properties or (ii) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated in any material respect for any property by the continued maintenance, operation or use of any buildings or other improvements on any of the Lexford Properties or by the continued maintenance, operation or use of the parking areas.

        (e) Except as set forth in Schedule 2.9 to the Lexford Disclosure Letter, all of the Lexford Properties are managed by Lexford or a wholly-owned Lexford Subsidiary.

        (f) The Rent Roll for the Lexford Properties as of June 1, 1999 has been previously delivered or made available to EQR, and is complete and correct in all material respects as of the date thereof.

        (g) Except as set forth in Schedule 2.9 to the Lexford Disclosure Letter, all work required to be performed, payments required to be made and actions required to be taken prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to any Lexford Properties (e.g., local improvement district, road improvement district, environmental mitigation) have been performed, paid or taken, as the case may be, other than those where, individually or in the aggregate with any other condition or omission resulting in a breach of the representations and warranties set forth in this Section 2.9, the failure would not have a Lexford Material Adverse Effect, and Lexford has no Knowledge of any material work, payments or actions that are required after the date hereof pursuant to such agreements, except as set forth in development or operating budgets for such Lexford Properties delivered to EQR prior to the date hereof.

        (h) Lexford and each of the Lexford Subsidiaries have good and sufficient title to all their personal and non-real properties and assets reflected in their books and records as being owned by them (including those reflected in the consolidated balance sheet of Lexford as of December 31, 1998, except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all liens and encumbrances, except such Encumbrances reflected on Schedule 2.18 or Schedule 2.9 to the Lexford Disclosure Letter or on the consolidated balance sheet of Lexford as of December 31, 1998, and the notes thereto, and except for liens for current taxes not yet due and payable, and liens or encumbrances which are normal to the business of Lexford and the Lexford Subsidiaries and are not, in the aggregate, material in relation to the assets of Lexford on a consolidated basis and except also for such imperfections of title, easement and encumbrances, if any, as do not materially interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair the consolidated business operations of Lexford.

        (i) Except as set forth in Schedule 2.9 to the Lexford Disclosure Letter, no Lexford Property is currently under development or subject to any agreement with respect to development, and neither Lexford nor any Lexford Subsidiary shall enter into any such agreements between the date hereof and the Effective Time without the prior written approval of EQR.

    2.10 ENVIRONMENTAL MATTERS. Lexford has delivered to EQR a true and complete copy of the environmental reports by third-party consulting firms listed on Schedule 2.10 of the Lexford Disclosure Letter (the "Lexford Environmental Reports"). To Lexford's Knowledge, the Lexford Environmental Reports constitute all final environmental reports (including, without limitation, all final versions of environmental investigations and testing or laboratory analysis made by or on behalf of Lexford or any of the Lexford Subsidiaries) with respect to the Lexford Properties in the possession of Lexford or any Lexford Subsidiary. With respect to each Lexford Property, except for any condition that individually or in the aggregate would not be reasonably likely to have a Lexford Material Adverse Effect, (a) no Hazardous Substances (as defined below) have been used, stored, manufactured, treated, processed or transported to or from any such Lexford Property except as necessary to the conduct of business and in compliance with Environmental Laws (as defined below); (b) no unlawful spills, releases, discharges or disposals of Hazardous Substances have occurred or are presently occurring on or from such Lexford Property; (c) such Lexford Property and the business conducted thereon are not in violation of Environmental Laws; and (d) Lexford and the Lexford Subsidiaries have not received and do not reasonably expect to receive any notice of potential responsibility, letter of inquiry or notice of alleged liability under any Environmental Law from any Person regarding such Lexford Property or the business conducted thereon, PROVIDED, HOWEVER, that with respect to any Lexford Property covered by an Environmental Report, the representation contained in this Section 2.10 covers only that period following the date of such Environmental Report. For the purposes of this Section 2.10 only, "Lexford Properties" shall be deemed to include all property formerly owned, operated or leased by Lexford or the Lexford Subsidiaries; solely, however, as to the period of time when such property was so owned, operated, or leased by Lexford or the Lexford Subsidiaries.

    "Environmental Laws" shall mean any applicable statute, code, enactment, ordinance, rule, regulation, permit, consent, approval, authorization, judgment, order, common law rule (including without limitation the common law respecting nuisance and tortious liability), decree, injunction, or other requirement having the force and effect of law, whether local, county, state, territorial or national, at any time in force or effect relating to:

        (a) emissions, discharges, spills, releases or threatened releases of Hazardous Substances into ambient air, surface water, groundwater, watercourses, publicly or privately owned treatment works, drains, sewer systems, wetlands, septic systems or onto land;

        (b) the use, treatment, storage, disposal, handling, manufacturing, transportation or shipment of Hazardous Substances;

        (c) the regulation of storage tanks; or

        (d) otherwise relating to pollution or the protection the environment.

    "Hazardous Substances" shall mean all substances, wastes, pollutants, contaminants and materials regulated or defined or designated as hazardous, extremely or imminently hazardous, dangerous, or toxic pursuant to any law, by any local, county, state, territorial or federal governmental authority, or with respect to which such a governmental authority otherwise requires environmental investigation, monitoring, reporting, or remediation; including, but not limited to,

        (a) all substances, wastes, pollutants, contaminants and materials regulated, or defined or designated as hazardous, extremely or imminently hazardous, dangerous or toxic, under the following federal statutes and their state counterparts, as well as their statutes' implementing regulations: the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
section 9601 et. seq., the Resource Conservation and Recovery Act, 42 U.S.C.
section 6901 et. seq., the Toxic Substances Control Act, 15 U.S.C. section 2601 et. seq., the Clean Water Act, 33 U.S.C. section 1251 et. seq., the Clean Air Act, 42 U.S.C. section 7401 et. seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. section 11011 et. seq., the Safe Drinking Water Act, 33 U.S.C. section 300f et. seq., the Federal

Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. section 136 et. seq., and the Hazardous Materials Transportation Act, 49 U.S.C. section 1501 et. seq.;

        (b) petroleum and petroleum products including crude oil and any fractions thereof;

        (c) natural gas, synthetic gas, and any mixtures thereof; and

        (d) radon, radioactive substances, asbestos, urea formaldehyde, polychlorinated biphenyls and electromagnetic field radiation.

    2.11 RELATED PARTY TRANSACTIONS. Set forth in Schedule 2.11 to the Lexford Disclosure Letter is a list of all arrangements, agreements and contracts entered into by Lexford or any of the Lexford Subsidiaries under which continuing obligations exist with (a) any consultant (other than a consultant entitled to receive less than $10,000 from Lexford or any Lexford Subsidiary, PROVIDED, HOWEVER, that if the total amount owed to consultants by Lexford and the Lexford Subsidiaries exceeds $100,000, all such agreements shall be set forth in Schedule 2.11), (b) any person who is an officer, trustee, director or Affiliate (as defined below) of Lexford or any of the Lexford Subsidiaries, any member of the "immediate family" (as such term is defined in Item 404 of Regulation S-K promulgated under the Securities Act) of any of the foregoing or any entity of which any of the foregoing is an Affiliate or (c) any person who acquired Lexford Shares in a private placement within three years preceding the date hereof, except those of a type available to Lexford employees generally. To the extent in writing, such documents, copies of all of which have previously been delivered or made available to EQR, are listed in Schedule 2.11 to the Lexford Disclosure Letter. As used in this Agreement, the term "Affiliate" shall have the same meaning as such term is defined in Rule 405 promulgated under the Securities Act.

    2.12 EMPLOYEE BENEFITS. As used herein, the term "Employee Plan" includes any pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, profit sharing, deferred compensation, stock option, stock loan, bonus, incentive, vacation pay, tuition reimbursement, severance pay, or other employee benefit plan, trust, agreement, contract, arrangement, policy or commitment (including, without limitation, any pension plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder ("ERISA") ("Pension Plan"), and any welfare plan as defined in Section 3(1) of ERISA ("Welfare Plan")), whether any of the foregoing is funded, insured or self-funded, written or oral, (i) sponsored or maintained by Lexford or Lexford Subsidiaries (each a "Controlled Group Member") and covering any Controlled Group Member's active or former employees (or their beneficiaries), (ii) to which any Controlled Group Member is a party or by which any Controlled Group Member (or any of the rights, properties or assets thereof) is bound or (iii) with respect to which any current Controlled Group Member may otherwise have any material liability (whether or not such Controlled Group Member still maintains such Employee Plan). Each Employee Plan is listed on Schedule 2.12. With respect to the Employee Plans:

        (a) Except as disclosed in the Lexford SEC Documents or in Schedule 2.12 to the Lexford Disclosure Letter, no Controlled Group Member has any continuing liability under any Welfare Plan which provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment, except as may be required by section 4980B of the Code or Section 601 (ET SEQ.) of ERISA, or under any applicable state law, and at the expense of the participant or the beneficiary of the participant.

        (b) Each Employee Plan complies in all material respects with the applicable requirements of ERISA and any other applicable law governing such Employee Plan, and each Employee Plan has at all times been properly administered in all material respects in accordance with all such requirements of law, and in accordance with its terms and the terms of any applicable collective bargaining agreement to the extent consistent with all such requirements of law. Each Pension Plan which is intended to be qualified is qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service (the "IRS") stating that such Plan meets the requirements of Section 401(a) of the Code and that the trust associated with such Plan is tax exempt under Section 501(a) of the Code and no event has occurred which would jeopardize the qualified status of any such plan or the tax exempt status of any such trust under Sections 401(a) and Section 501(a) of the Code, respectively. No lawsuits, claims (other than routine claims for benefits) or complaints to, or by, any person or governmental entity have been filed or are pending, Lexford has received no notice of such a lawsuit, claim or complaint and, to the Knowledge of Lexford, there is no fact or contemplated event which would be expected to give rise to any such lawsuit, claim (other than routine claims for benefits) or complaint with respect to any Employee Plan. Without limiting the foregoing, except as disclosed on Schedule 2.12 to the Lexford Disclosure Letter, the following are true with respect to each Employee Plan:

           (i) except for those not yet required to be filed or distributed, all Controlled Group Members have filed or caused to be filed every material return, report, statement, notice, declaration and other document required by any law or governmental agency, federal, state and local (including, without limitation, the IRS and the Department of Labor) with respect to each such Employee Plan, each of such filings has been complete and accurate in all material respects and no Controlled Group Member has incurred any material liability in connection with such filings;

           (ii) except for those not yet required to be filed or distributed, all Controlled Group Members have delivered or caused to be delivered to every participant, beneficiary and other party entitled to such material, all material plan descriptions, returns, reports, schedules, notices, statements and similar materials, including, without limitation, summary plan descriptions and summary annual reports, as are required under Title I of ERISA, the Code, or both, and no Controlled Group Member has incurred any material liability in connection with such deliveries;

           (iii) all contributions and payments with respect to Employee Plans that are required to be made by a Controlled Group Member with respect to periods ending on or before the Closing Date (including periods from the first day of the current plan or policy year to the Closing Date) have been, or will be, made or accrued before the Closing Date in accordance with the appropriate plan document, actuarial report, collective bargaining agreements or insurance contracts or arrangements or as otherwise required by ERISA or the Code;

           (iv) with respect to each such Employee Plan, to the extent applicable, Lexford has delivered to EQR true and complete copies of (A) current plan documents, or any and all other documents that establish the existence of the current plan, trust, arrangement, contract, policy or commitment and all amendments thereto, (B) the most recent determination letter, if any, received from the IRS, (C) the three most recent Form 5500 Annual Report (and all schedules and reports relating thereto) and actuarial reports and (D) all related trust agreements, insurance contract or other funding agreements that implement each such Employee Plan.

        (c) With respect to each Employee Plan, there has not occurred, and no person or entity is contractually bound to enter into, any "prohibited transaction" within the meaning of Section 4975(c) of the Code or Section 406 of ERISA, which transaction is not exempt under Section 4975(d) of the Code or Section 408 of ERISA.

        (d) Except as disclosed in Schedule 2.12A, no Controlled Group Member has maintained or been obligated to contribute to any Employee Plan subject to Code Section 412 or Title IV of ERISA. With respect to each Employee Plan set forth on Schedule 2.12A, Lexford represents that each such Employee Plan has been completely terminated in accordance with all Code and ERISA requirements for a "standard termination" (as defined in 4041(b) of ERISA), as applicable on the termination date.

        (e) Except as set forth in Schedule 2.12 to the Lexford Disclosure Letter, with respect to each pension plan maintained by any Controlled Group Member, such Plans provide the Plan Sponsor the authority to amend or terminate the plan at any time, subject to applicable requirements of ERISA and the Code.

        (f) Lexford has no obligation to make payments to any individual to offset, in whole or in part, any federal or state income taxes, including taxes imposed pursuant to the provisions of Code Sections 280G or 4999, and the consummation of the transactions contemplated by this Agreement will not result in any excise tax withholding.

    2.13 EMPLOYEE MATTERS. Schedule 2.13 of the Lexford Disclosure Letter lists the employee handbooks of Lexford and each of the Lexford Subsidiaries currently in effect. A copy of each such employee handbook has previously been made available to EQR. Except as set forth in Schedule 2.13 of the Lexford Disclosure Letter, such handbooks fairly and accurately summarize all material employee policies, vacation policies and payroll practices of Lexford and the Lexford Subsidiaries. Neither Lexford nor any of the Lexford Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or other labor organization, nor has Lexford or any of the Lexford Subsidiaries agreed that any unit of their employees is appropriate for collective bargaining. No union or other labor organization has been certified as bargaining representative for any of Lexford's employees. To the Knowledge of Lexford there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Lexford or any of the Lexford Subsidiaries.

    2.14  TAXES.

        (a) Each of Lexford and the Lexford Subsidiaries has filed all tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and has paid (or Lexford has paid on its behalf) all Taxes (as defined below) shown or reflected on such returns and reports as required to be paid by it except (i) as set forth in Schedule 2.14 to the Lexford Disclosure Letter, or
(ii) real estate taxes that are being contested in good faith by appropriate proceedings and for which Lexford or the applicable Lexford Subsidiary shall have set aside on its books adequate reserves. The most recent audited financial statements contained in the Lexford SEC Documents reflect an adequate reserve for all material Taxes payable or accrued by Lexford and the Lexford Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Since the Lexford Financial Statement Date, Lexford has incurred no liability for taxes under Sections 857(b), 860(c) or 4981 of the Code, including, without limitation, any tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither Lexford nor any Lexford Subsidiary has incurred any liability for taxes other than in the ordinary course of business. No deficiencies for any Taxes have been proposed, asserted or assessed pursuant to a "30-day letter" or notice of deficiency sent by the IRS, or, to the Knowledge of Lexford, except as set forth in Schedule
2.14 of the Lexford Disclosure Letter, otherwise proposed, asserted or assessed against Lexford or any of the Lexford Subsidiaries. No waivers of the time to assess any such Taxes have been executed by Lexford or any Lexford Subsidiary and, to the Knowledge of Lexford, no requests for such waivers are pending. As used in this Agreement, "Taxes" shall include all federal, state, local and foreign income, property, sales, franchise, employment, excise and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions to Tax with respect thereto.

        (b) Lexford (i) has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of Section 856 of the Code commencing with the taxable year beginning January 1, 1998, and has satisfied all requirements to qualify as a REIT for such year, (ii) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT until the Effective Time and (iii) has not taken or omitted to take any action which would reasonably be expected to (A) result in any rents paid by the tenants of the Properties to be excluded from the definition of "rents from real property" under Section 856(d)(2)(C) of the Code, or (B) otherwise result in a challenge to its status as a REIT, and no such challenge is pending or, to Lexford's Knowledge, threatened. Each Lexford Subsidiary which is a partnership, joint venture or limited liability company (i) has been since its formation and continues to be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation or ignored as a separate entity, as the case may be, and (ii) has not since its formation owned any assets (including, without limitation, securities) that would cause Lexford to violate Section 856(c)(4) of the Code. Each Lexford Subsidiary which is a corporation or treated as an association taxable as a corporation has been since the date of its formation or January 1, 1998 (whichever is later) a qualified REIT subsidiary under Section 856(i) of the Code.

    2.15 NO PAYMENTS TO EMPLOYEES, OFFICERS, TRUSTEES OR DIRECTORS. Set forth in Schedule 2.3, Schedule 2.15 and Schedule 2.15A of the Lexford Disclosure Letter is a true and complete list of all cash and non-cash payments, rights to property or other contract rights which may become payable, accelerated or vested to or in each current or former employee, officer, trustee or director of Lexford or any Lexford Subsidiary as a result of the Merger. Except as described in Schedule 2.3, Schedule 2.7, Schedule 2.15 or Schedule 2.15A to the Lexford Disclosure Letter, or as otherwise provided for in this Agreement, there is no employment or severance contract, or other agreement requiring payments, cancellation of indebtedness or other obligation to be made on a change of control or otherwise as a result of the consummation of any of the transactions contemplated by this Agreement, with respect to any current or former employee, officer, trustee or director of Lexford or any Lexford Subsidiary.

    2.16  BROKERS; SCHEDULE OF FEES AND EXPENSES.  Except as disclosed in
Schedule 2.16 to the Lexford Disclosure Letter, no broker, investment banker, financial advisor or other person, other than Morgan Stanley & Co. Incorporated and Brown, Gibbons, Lang & Company, L.P., the fees and expenses of which have previously been disclosed to EQR, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Lexford or any Lexford Subsidiary. A true and correct copy of the engagement letter for Morgan Stanley & Co. Incorporated; Brown, Gibbons, Lang & Company, L.P. and each person referred to on Schedule 2.16 has been delivered to EQR prior to the date hereof.

    2.17 COMPLIANCE WITH LAWS. Except as disclosed in the Lexford SEC Documents or in Schedule 2.6 or Schedule 2.17 to the Lexford Disclosure Letter, neither Lexford nor any of the Lexford Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties, operations or the Consolidation, except to the extent that such violation or failure would not have a Lexford Material Adverse Effect.

    2.18  CONTRACTS; DEBT INSTRUMENTS.

        (a) To the Knowledge of Lexford, except as disclosed in the Lexford SEC Documents or in Schedule 2.18 to the Lexford Disclosure Letter, there is no contract or agreement that purports to limit in any material respect the names under or the geographic location in which Lexford or any Lexford Subsidiary may conduct its business. Neither Lexford nor any Lexford Subsidiary has received a written notice that Lexford or any Lexford Subsidiary is in violation of or in default under (nor to the Knowledge of Lexford does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except as set forth in Schedule 2.18 to the Lexford Disclosure Letter, nor to the Knowledge of Lexford does such a violation or default exist, except as set forth in Schedule 2.18 to the Lexford Disclosure Letter, or to the extent that such violation or default, individually or in the aggregate, would not have a Lexford Material Adverse Effect.

        (b) Except for any of the following expressly identified in Lexford SEC Documents, Schedule 2.18 to the Lexford Disclosure Letter sets forth a list of each loan or credit agreement, note, bond, mortgage, indenture and any other agreement and instrument pursuant to which any Indebtedness of Lexford or any Lexford Subsidiary is outstanding or may be incurred (collectively, the "Debt Documents"), as well as, with respect to the Indebtedness evidenced by each Debt Document as of May 31, 1999, the outstanding principal balance, the maturity date, the applicable interest rate (including the method or formula for calculating any interest that is not a fixed percentage of the principal balance) and the amount of or the method or formula for calculating any Equity Participation (as defined herein). For purposes of this Section 2.18, "Indebtedness" shall mean (i) indebtedness for borrowed money, whether secured or unsecured, (ii) obligations under conditional sale or other title retention agreements relating to property purchased by such person, (iii) capitalized lease obligations, (iv) obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof), (v) obligations to pay any equity kicker or other participation in the operating cash flow, gross revenue or other income from the real property or other asset of Lexford or any Lexford Subsidiary or in the gross, net or excess sale, financing, refinancing or other capital proceeds from any such property or other asset (whether or not in connection with any other Indebtedness)(each an "Equity Participation") and (vi) guarantees of any such indebtedness of any other person. Lexford hereby represents and warrants that each item of Indebtedness may be assumed by EQR without cost or penalty, except as set forth in Schedule 2.18 to the Lexford Disclosure Letter, and without the consent of or requirement to obtain the approval or confirmation as to any matter from the holder of any such Indebtedness or any other person. For purposes of this Section 2.18, "assumed by EQR" shall mean that, immediately or after the giving of notice or the passage of time (or both), such Indebtedness will not, either automatically or upon the exercise of any right or option of the holder of such Indebtedness or any other person, be accelerated or become due and payable in whole or in part as a result of the consummation of the transactions contemplated by this Agreement (including, without limitation, the Merger).

        (c) To the extent not set forth in response to the requirements of
Section 2.18(b), Schedule 2.18 to the Lexford Disclosure Letter sets forth each interest rate cap, interest rate collar, interest rate swap, currency hedging transaction, and any other agreement relating to a similar transaction to which Lexford or any Lexford Subsidiary is a party or an obligor with respect thereto.

        (d) Except as set forth in Schedule 2.18 to the Lexford Disclosure Letter, neither Lexford nor any of the Lexford Subsidiaries is party to any agreement which would restrict any of them from prepaying any of their Indebtedness without penalty or premium at any time or which requires any of them to maintain any amount of Indebtedness with respect to any of the Lexford Properties.

        (e) Neither Lexford nor any of the Lexford Subsidiaries is a party to any agreement relating to the management of any of the Lexford Properties by a party other than Lexford or any wholly-owned Lexford Subsidiary (a "Third Party"), except the agreements described in Schedule 2.18 to the Lexford Disclosure Letter (the "Third Party Management Agreements"). A true and complete copy of each Third Party Management Agreement has previously been furnished to EQR.

        (f) Neither Lexford nor any of the Lexford Subsidiaries is a party to any agreement pursuant to which Lexford or any Lexford Subsidiary manages any real properties for any Third Party, except for the agreements described in
Schedule 2.18 to the Lexford Disclosure Letter (the "Outside Management Agreements"). A true and complete copy of each Outside Management Agreement has previously been made available to EQR.

        (g) Schedule 2.18 of the Lexford Disclosure Letter lists all agreements entered into by Lexford or any of the Lexford Subsidiaries relating to the development or construction of, or additions or expansions to, any Lexford Properties which are currently in effect and under which Lexford or any of the Lexford Subsidiaries currently has, or reasonably expects to incur, an obligation in excess of $125,000. True and correct copies of such agreements have previously been delivered or made available to EQR.

        (h) Schedule 2.18 to the Lexford Disclosure Letter lists all agreements entered into by Lexford or any of the Lexford Subsidiaries providing for the sale of, or option to sell, any Lexford Properties or the purchase of, or option to purchase, any real estate which are currently in effect.

        (i) Except as set forth in Schedule 2.18 to the Lexford Disclosure Letter, neither Lexford nor any Lexford Subsidiary has any continuing contractual liability (i) for indemnification or otherwise under any agreement relating to the sale of real estate previously owned, whether directly or indirectly, by Lexford or any Lexford Subsidiary, except for standard indemnification provisions entered into in the normal course of business, (ii) to pay any additional purchase price for any of the Lexford Properties, or (iii) to make any reprorations or adjustments to prorations that may previously have been made with respect to any property currently or formerly owned by Lexford.

        (j) Neither Lexford nor any Lexford Subsidiary has entered into or is subject, directly or indirectly, to any "Tax Protection Agreements." As used herein, a Tax Protection Agreement is an agreement, oral or written, (A) that has as one of its purposes to permit a person or entity to take the position that such person or entity could defer federal taxable income that otherwise might have been recognized upon a transfer of property to the Lexford Partnership or any other Lexford Subsidiary that is treated as a partnership for federal income tax purposes, and (B) that (i) prohibits or restricts in any manner the disposition of any assets of Lexford or any Lexford Subsidiary, (including, without limitation, requiring Lexford or any Lexford Subsidiary to indemnify any person for any tax liabilities resulting from any such disposition), (ii) requires that Lexford or any Lexford Subsidiary maintain, or put in place, or replace, indebtedness, whether or not secured by one or more of the Lexford Properties, or (iii) requires that Lexford or any Lexford Subsidiary offer to any person or entity at any time the opportunity to guarantee or otherwise assume, directly or indirectly, the risk of loss for federal income tax purposes for indebtedness or other liabilities of Lexford or any Lexford Subsidiary.

        (k) Except (i) as set forth in Schedule 2.18 to the Lexford Disclosure Letter and (ii) for certain promissory notes ("Notes") entered into between Lexford and certain officers and trustees of Lexford pursuant to which Lexford is obligated, as of the date hereof, to advance a total of $80,268.96 to such officers and trustees, there are no material outstanding contractual obligations of Lexford or any Lexford Subsidiary to make any investment in the form of a loan, capital contribution or otherwise in any Lexford Subsidiary or any other Person. A true and complete copy of each Note has previously been furnished to EQR.

    2.19 OPINION OF FINANCIAL ADVISOR. Lexford has received the opinion of Morgan Stanley & Co. Incorporated, dated June 30, 1999, satisfactory to Lexford, and a signed copy of which has been provided to EQR, to the effect that the consideration to be received by the holders of Lexford Common Shares pursuant to the Merger is fair, from a financial point of view, to such holders.

    2.20 STATE TAKEOVER STATUTES. Lexford has taken all action necessary to exempt the transactions contemplated by this Agreement between EQR and Lexford and its Affiliates from the operation of Subtitles 6 and 7 of Title 3 of the Maryland General Corporation Law and any other "fair price," "moratorium," "control share acquisition" or any other takeover statute or similar statute enacted under the state or federal laws of the United States or similar statute or regulation (each a "Takeover Statute").

    2.21 REGISTRATION STATEMENT. The information relating to Lexford and the Lexford Subsidiaries included in the registration statement on Form S-4 under the Securities Act relating to the EQR Common Shares issuable in the Merger (the "Registration Statement") will not, as of the effective date of the Registration Statement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    2.22 DEVELOPMENT PROPERTIES. Schedule 2.22 to the Lexford Disclosure Letter lists all agreements entered into by Lexford or any of the Lexford Subsidiaries relating to the development or construction of, or additions or expansions to, any real properties under development for use as rental properties by Lexford or any Lexford Subsidiary which are material and currently in effect.

    2.23 INVESTMENT COMPANY ACT OF 1940. Neither Lexford nor any of the Lexford Subsidiaries is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

    2.24  TRADEMARKS, PATENTS AND COPYRIGHTS.  Except as set forth in Schedule
2.24 to the Lexford Disclosure Letter, or to the extent the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) individually or in the aggregate would not have a Lexford Material Adverse Effect, Lexford and each Lexford Subsidiary owns or possesses adequate licenses or other legal rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of Lexford and the Lexford Subsidiaries as currently conducted and Lexford has no Knowledge of any assertion or claim challenging the validity of any of the foregoing. The conduct of the business of Lexford and the Lexford Subsidiaries as currently conducted does not and will not infringe in any way any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark, or copyright of any third party that, individually or in the aggregate, could have a Lexford Material Adverse Effect. To Lexford's Knowledge, there are no infringements of any proprietary rights owned by or licensed by or to Lexford or any Lexford Subsidiary that individually or in the aggregate could have a Lexford Material Adverse Effect.

    2.25 INSURANCE. Except as set forth on Schedule 2.25 to the Lexford Disclosure Letter, each of Lexford and the Lexford Subsidiaries are, and has been continuously since the later of January 1, 1994 or the date upon which Lexford acquired ownership of such Lexford Subsidiary, insured with insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by Lexford and the Lexford Subsidiaries during such time period. Except as set forth on Schedule 2.25 to the Lexford Disclosure Letter, neither Lexford nor any Lexford Subsidiary has received any written notice of cancellations or termination with respect to any material insurance policy of Lexford or any Lexford Subsidiary. The insurance policies of Lexford and each Lexford Subsidiary are valid and enforceable policies in all material respects.

    2.26 DEFINITION OF KNOWLEDGE OF LEXFORD. As used in this Agreement, the phrase "to the Knowledge of Lexford" (or words of similar import) means the knowledge of those individuals identified in Schedule 2.26 of the Lexford Disclosure Letter.

    2.27 VOTE REQUIRED. Except for the Lexford Shareholder Approvals, no other vote or consent by the equity holders of Lexford or any Lexford Subsidiary (whether by agreement, under applicable law or otherwise) is required to approve this Agreement and the transactions contemplated hereby, nor shall any such equity holders be entitled to dissenters' rights or other rights of appraisal in connection with the Lexford Shareholder Approvals or the consummation of the transactions contemplated by this Agreement.

    2.28 DEFERRED COMPENSATION. As of April 30, 1999, the Rabbi Trust held 997,990 Lexford Common Shares and approximately $67,460 in cash and cash equivalents for the benefit of the Rabbi Trust participants.

    2.29 YEAR 2000. The information set forth under the caption "Year 2000" in Lexford's quarterly report on Form 10-Q for the quarterly period ended March 31, 1999 is true and correct as of the date hereof, except that a compliance date of "August 1999" should be substituted for "July 1999" in the line item entitled "AS-400 (Rent Receivables)" under the group "Software Midrange" in such Form 10-Q.

                                   ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF EQR

    Except as set forth in the letter of even date herewith signed by the President or an Executive Vice President of EQR and delivered to Lexford prior to the execution hereof (the "EQR Disclosure Letter"), EQR represents and warrants to Lexford as follows:

    3.1 ORGANIZATION, STANDING AND POWER OF EQR. EQR is a real estate investment trust duly organized and validly existing under the laws of Maryland and has the requisite trust power and authority to carry on its business as now being conducted. EQR is duly qualified or licensed to do business as a foreign trust and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of EQR and the Subsidiaries of EQR ("EQR Subsidiaries") taken as a whole ("EQR Material Adverse Effect"). EQR has delivered to Lexford complete and correct copies of the EQR Declaration and EQR Bylaws, in each case as amended or supplemented to the date of this Agreement.

    3.2  CAPITAL STRUCTURE.

        (a) Exhibit "B" attached hereto sets forth the authorized and issued shares of beneficial interest of EQR as of May 31, 1999. Except as set forth in Exhibit "B"attached hereto, as of May 31, 1999, there were no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which EQR or any EQR Subsidiary is a party or by which such entity is bound, obligating EQR or any EQR Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities, or other ownership interests of EQR or any EQR Subsidiary or obligating EQR or any EQR Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to EQR or a EQR Subsidiary). Except as set forth in Exhibit "B" attached hereto or as required under the ERP Operating Partnership Agreement (as defined in Section 3.3 hereof), as of May 31, 1999, there are no outstanding contractual obligations of EQR or any EQR Subsidiary to repurchase, redeem or otherwise acquire any shares of beneficial interest of EQR or any capital stock, voting securities or other ownership interests in any EQR Subsidiary or make any material investment (in the form of a loan, capital contribution or otherwise) in any person (other than a EQR Subsidiary). EQR has a sufficient number of authorized but unissued EQR Common Shares to issue to the shareholders of Lexford pursuant to the terms of this Agreement.

        (b) All outstanding shares of beneficial interest of EQR are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, except that the shareholders of EQR may be subject to further assessment with respect to certain claims for tort, contract, taxes, statutory liability and otherwise in some jurisdictions to the extent such claims are not satisfied by EQR. There are no bonds, debentures, notes or other indebtedness of EQR having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of EQR may vote.

        (c) EQR owns all of its partnership interests in ERP Operating Limited Partnership, an Illinois limited partnership of which EQR is the sole general partner ("ERP Operating Partnership") free and clear of all Liens.

        (d) All of the EQR Common Shares issuable in accordance with this Agreement in exchange for Lexford Common Shares will be, when so issued, duly authorized, validly issued, fully paid and non-assessable and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any holder of shares of beneficial interest of EQR.

    3.3 ORGANIZATION, STANDING AND POWER OF ERP OPERATING PARTNERSHIP. ERP Operating Partnership is a limited partnership duly organized and validly existing under the laws of Illinois and has the requisite power and authority to carry on its business as now being conducted. ERP Operating Partnership is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a EQR Material Adverse Effect. EQR has delivered to Lexford a complete and correct copy of ERP Operating Partnership's Fifth Amended and Restated Agreement of Limited Partnership, as amended or supplemented to the date of this Agreement (the "ERP Operating Partnership Agreement").

    3.4 CAPITAL STRUCTURE OF ERP OPERATING PARTNERSHIP. Exhibit "B" attached hereto sets forth the number of outstanding limited partnership interests in ERP Operating Partnership ("OP Units") as of May 31, 1999.

    3.5  AUTHORITY; NONCONTRAVENTION; CONSENTS.

        (a) EQR has the requisite power and authority to enter into this Agreement and, subject to the affirmative vote of holders of at least a majority of the outstanding EQR Common Shares entitled to vote thereon to approve the Merger (the "EQR Shareholder Approvals" and, together with the Lexford Shareholder Approvals, the "Shareholder Approvals"), to consummate the transactions contemplated by this Agreement to which EQR is a party. The execution and delivery of this Agreement by EQR and the consummation by EQR of the transactions contemplated by this Agreement to which EQR is a party have been duly authorized by all necessary action on the part of EQR, subject to the EQR Shareholder Approvals. This Agreement has been duly executed and delivered by EQR and constitutes a valid and binding obligation of EQR, enforceable against EQR in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

        (b) Except as set forth in Schedule 3.5 to the EQR Disclosure Letter, the execution and delivery of this Agreement by EQR do not, and the consummation of the transactions contemplated by this Agreement by EQR and compliance by EQR with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of EQR or any EQR Subsidiary under, (i) the EQR Declaration or EQR Bylaws or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any other EQR Subsidiary, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license to which EQR or any EQR Subsidiary is a party or their respective properties or assets are bound or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to EQR or any EQR Subsidiary or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not (x) have an EQR Material Adverse Effect or (y) prevent the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to EQR or any EQR Subsidiary in connection with the execution and delivery of this Agreement or the consummation by EQR of any of the transactions contemplated by this Agreement, except for (i) the filing with the SEC of (x) the Proxy Statement,
(y) the Registration Statement and (z) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the acceptance for record of the Articles of Merger by the Department, (iii) such filings as may be required in connection with the payment of any transfer and gains taxes and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 3.5 to the EQR Disclosure Letter,
(B) as may be
required under (x) federal, state or local environmental laws or (y) the securities laws of the State of Maryland or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent EQR from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, an EQR Material Adverse Effect.

        (c) For purposes of determining compliance with the Hart-Scott Act, EQR confirms that the conduct of its business does not require a filing under the Hart-Scott Act in connection with the Merger.

    3.6 SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. EQR and ERP Operating Partnership have filed all required reports, schedules, forms, statements and other documents with the SEC since August 18, 1994 through the date hereof (the "EQR SEC Documents"). All of the EQR SEC Documents (other than preliminary material), as of their respective filing dates or as of the date of the last amendment thereof (if amended after filing), complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such EQR SEC Documents. None of the EQR SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later EQR SEC Documents filed on a non-confidential basis prior to the date of this Agreement. The consolidated financial statements of EQR and the EQR Subsidiaries included in the EQR SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC in all material respects, the consolidated financial position of EQR and the EQR Subsidiaries, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act). Except for liabilities and obligations set forth in the EQR SEC Documents or in Schedule
3.6 to the EQR Disclosure Letter, neither EQR nor any EQR Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of EQR or in the notes thereto and which, individually or in the aggregate, would have an EQR Material Adverse Effect, after taking into account any assets acquired or services provided in connection with the incurrence of such liabilities or obligations.

    3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the EQR SEC Documents or in Schedule 3.7 to the EQR Disclosure Letter, since the date of the most recent audited financial statements included in the EQR SEC Documents (the "EQR Financial Statement Date"), EQR and the EQR Subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition of properties and issuance of securities) and there has not been (a) any material adverse change in the business, financial condition or results of operations of EQR and the EQR Subsidiaries taken as a whole (a "EQR Material Adverse Change"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in an EQR Material Adverse Change, (b) except for regular quarterly distributions (in the case of EQR) with customary record and payment dates, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of EQR's shares of beneficial interest, (c) any split, combination or reclassification of any of EQR's shares of beneficial interest, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would have an EQR Material Adverse Effect, or (e) any change made prior to the date of this Agreement in accounting methods, principles or practices by

EQR or any EQR Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in the EQR SEC Documents or required by a change in GAAP. EQR is not in default in the payment of distributions on the EQR Preferred Shares.

    3.8  LITIGATION.  Except as disclosed in the EQR SEC Documents or in
Schedule 3.8 to the EQR Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of EQR and the EQR Subsidiaries (a) which are covered by adequate insurance, or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending or, to the Knowledge of EQR, threatened in writing against or affecting EQR or any EQR Subsidiary that, individually or in the aggregate, could reasonably be expected to (i) have an EQR Material Adverse Effect, or (ii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against EQR or any EQR Subsidiary having, or which could reasonably be expected to have, any such effect.

    3.9  PROPERTIES.

        (a) EQR or one of the EQR Subsidiaries owns fee simple title to each of the real properties listed in the EQR SEC Filings as owned by it (the "EQR Properties"), except where the failure to own such title would not have an EQR Material Adverse Effect.

        (b) The EQR Properties are not subject to any Encumbrances or Property Restrictions or located in a flood zone area "V" which, individually or in the aggregate, would cause an EQR Material Adverse Effect.

        (c) Valid policies of title insurance have been issued insuring EQR's or the applicable EQR Subsidiaries' fee simple title to the EQR Properties in amounts at least equal to the purchase price thereof paid by EQR or the applicable EQR Subsidiaries therefor, except where the failure to obtain such title insurance would not have an EQR Material Adverse Effect.

        (d) EQR has no Knowledge (i) that it has failed to obtain a certificate, permit or license from any governmental authority having jurisdiction over any of the EQR Properties where such failure would have an EQR Material Adverse Effect, or of any pending threat of modification or cancellation of any of the same which would have an EQR Material Adverse Effect, (ii) of any written notice of any violation of any federal, state or municipal law, ordinance, order, rule, regulation or requirement affecting any of the EQR Properties issued by any governmental authorities which would have an EQR Material Adverse Effect, or
(iii) of any structural defects relating to EQR Properties, EQR Properties whose building systems are not in working order, physical damage to any EQR Property for which there is no insurance in effect covering the cost of restoration, any current renovation or uninsured restoration, except such structural defects, building systems not in working order, physical damage, renovation and restoration which, in the aggregate, would not have an EQR Material Adverse Effect.

        (e) Neither EQR nor any of the EQR Subsidiaries has received any written notice to the effect that (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the EQR Properties, or (ii) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the EQR Properties or by the continued maintenance, operation or use of the parking areas, other than such notices which, in the aggregate, would not have an EQR Material Adverse Effect.

        (f) All work to be performed, payments to be made and actions to be taken by EQR or the EQR Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or similar action relating to any EQR Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation), has been performed, paid or taken, as the case may be, except where the failure to do so would, in the aggregate, not have an EQR Material Adverse Effect, and EQR has no Knowledge of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements which would have an EQR Material Adverse Effect.

    3.10 ENVIRONMENTAL MATTERS. None of EQR, any of the EQR Subsidiaries or, to EQR's Knowledge, any other Person has caused or permitted (a) the unlawful presence of any Hazardous Substances on any of the EQR Properties, or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the EQR Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have an EQR Material Adverse Effect; and in connection with the construction on or operation and use of the EQR Properties, EQR and the EQR Subsidiaries have not failed to comply in any material respect with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, except to the extent such failure to comply, individually or in the aggregate, would not have an EQR Material Adverse Effect. EQR has previously delivered or made available to Lexford complete copies of all environmental investigations and testing or analysis made by third-party consultants with respect to the environment condition of the EQR Properties.

    3.11  TAXES.

        (a) Each of EQR and the EQR Subsidiaries has filed all tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and has paid (or EQR has paid on its behalf) all Taxes shown on such returns and reports as required to be paid by it except where the failure to file such tax returns or reports and failure to pay such Taxes would not have an EQR Material Adverse Effect. The most recent audited financial statements contained in the EQR SEC Documents reflect an adequate reserve for all material Taxes payable by EQR and the EQR Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Since the EQR Financial Statement Date, EQR has incurred no liability for taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation any tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither EQR nor any EQR Subsidiary has incurred any liability for taxes other than in the ordinary course of business. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon EQR. No deficiencies for any Taxes have been proposed, asserted or assessed pursuant to a "30-day letter" or notice of deficiency sent by the IRS, or, to the Knowledge of EQR, otherwise proposed, asserted or assessed against EQR or any of the EQR Subsidiaries. No waivers of the time to assess any such Taxes have been executed by EQR or any EQR Subsidiary and, to the Knowledge of EQR, no such waivers are pending.

        (b) EQR (i) for all taxable years commencing with 1992 through the most recent December 31, has been subject to taxation as a REIT within the meaning of
Section 856 of the Code and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the tax year ending December 31, 1999, and
(iii) has not taken or omitted to take any action which would reasonably be expected to (A) result in any rents paid by tenants to the EQR Properties to be excluded from the definition of "rents from real property" under Section 856(d)(2) of the Code, or (B) otherwise result in a challenge to its status as a REIT, and to EQR's Knowledge, no such challenge is pending or threatened. Each EQR Subsidiary which is a partnership, joint venture or limited liability company has been treated since its formation and continues to be treated for federal income tax purposes as a partnership, or ignored as a separate entity, as the case may be, and not as a corporation or as an association taxable as a corporation. Each corporation, trust or other entity taxable as an association which has merged with and into EQR had been subject to taxation as a REIT at all times since its initial election of REIT status and had satisfied all requirements to qualify as a REIT for such years, except to the extent that a failure to satisfy such requirements would not have a EQR Material Adverse Effect. Each EQR Subsidiary which is a corporation or which is treated as an association taxable as a corporation for federal income tax purposes (of which EQR directly or indirectly owns ten percent

(10%) or more of the outstanding voting securities (as defined in Section 856(c) of the Code)) has been since the date of its formation or since EQR's first taxable year as a REIT (whichever is later) a qualified REIT subsidiary under
Section 856(i) of the Code.

    3.12 BROKERS; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of EQR or any EQR Subsidiary.

    3.13 COMPLIANCE WITH LAWS. Except as disclosed in the EQR SEC Documents, neither EQR nor any of the EQR Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except to the extent that such violation or failure would not have an EQR Material Adverse Effect.

    3.14 CONTRACTS; DEBT INSTRUMENTS. Neither EQR nor any EQR Subsidiary has received a written notice that EQR or any EQR Subsidiary is in violation of or in default under (nor to the Knowledge of EQR does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, nor to the Knowledge of EQR does such a violation or default exist, except to the extent such violation or default, individually or in the aggregate, would not have an EQR Material Adverse Effect, except as set forth in Schedule 3.14 to the EQR Disclosure Letter.

    3.15 STATE TAKEOVER STATUTES. EQR has taken all action necessary to exempt transactions between EQR and Lexford and its Affiliates from the operation of any Takeover Statute.

    3.16 REGISTRATION STATEMENT. The information with respect to EQR and the EQR Subsidiaries included in the Registration Statement will not, as of the effective date of the Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    3.17 INVESTMENT COMPANY ACT OF 1940. Neither EQR nor any of the EQR Subsidiaries is, or at the Effective Time will be, required to be registered under the 1940 Act.

    3.18 DEFINITION OF KNOWLEDGE OF EQR. As used in this Agreement, the phrase "to the Knowledge of EQR" (or words of similar import) means the knowledge of those individuals identified in Schedule 3.18 to the EQR Disclosure Letter.

    3.19 VOTE REQUIRED. Except for the EQR Shareholder Approvals, no other vote or consent by the equity holders of EQR or any EQR Subsidiary (whether by agreement, under applicable law or otherwise) is required to approve this Agreement or the transactions contemplated hereby, nor will any such equity holders be entitled to dissenters' rights or other rights of appraisal in connection with the EQR Shareholder Approvals or the consummation of the transactions contemplated by this Agreement.

    3.20 EMPLOYEE POLICIES. Each employee plan or arrangement of EQR is in material compliance with ERISA, to the extent subject to ERISA, and any other applicable law governing such employee plan or arrangement.

    3.21 INSURANCE. EQR has delivered to Lexford a true and complete summary of all insurance policies of EQR currently in effect.

    3.22 YEAR 2000. The information set forth under the caption "Year 2000 Issue" in EQR's quarterly report on Form 10-Q for the quarterly period ended March 31, 1999 is true and correct as of the date hereof.

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
                                   ARTICLE 4
                                   COVENANTS

    4.1 ACQUISITION PROPOSALS. Prior to the Effective Time, Lexford agrees that:

        (a) neither it nor any of the Lexford Subsidiaries shall initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, acquisition, tender offer, exchange offer, consolidation, sale of assets or similar transaction involving all or any significant portion of the assets or any equity securities of Lexford or any of the Lexford Subsidiaries, other than the transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal;

        (b) it will use its best efforts not to permit any of its officers, trustees, employees, agents or financial advisors to engage in any of the activities described in Section 4.1(a);

        (c) it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform the individuals or entities referred to in Section 4.1(b) of the obligations undertaken in this Section 4.1; and

        (d) it will notify EQR immediately if Lexford receives any such inquiries or proposals, or any requests for such information, or if any such negotiations or discussions are sought to be initiated or continued with it;

provided, however, that nothing contained in this Section 4.1 shall prohibit the Board of Trustees of Lexford from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal, if, and only to the extent that (A) the Board of Trustees of Lexford determines in good faith that failure to do so would create a reasonable probability of a breach of its duties to shareholders imposed by law,
(B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Lexford provides written notice to EQR to the effect that it is furnishing information to, or entering into discussions with, such person or entity, and (C) subject to any confidentiality agreement with such person or entity (which Lexford determined in good faith was required to be executed in order for the Board of Trustees to comply with its duties to shareholders imposed by law), Lexford keeps EQR informed of the status (not the terms) of any such discussions or negotiations; and (ii) to the extent applicable, complying with Rule 14e-2 or Rule 14d-9 promulgated under the Exchange Act with regard to an Acquisition Proposal. Nothing in this Section 4.1 shall (x) permit Lexford to terminate this Agreement (except as specifically provided in Article 7 hereof), (y) permit Lexford to enter into an agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, Lexford shall not enter into an agreement with any Person that provides for, or in any way facilitates, an Acquisition Proposal (other than a confidentiality agreement in customary form executed as provided above)) or (z) affect any other obligation of Lexford under this Agreement; provided, however, that the Board of Trustees of Lexford may approve and recommend a Superior Acquisition Proposal and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement and the Merger. As used herein, "Superior Acquisition Proposal" means a bona fide Acquisition Proposal made by a third party which a majority of the members of the Board of Trustees of Lexford determines in good faith to be more favorable to Lexford's shareholders from a financial point of view than the Merger and which the Board of Trustees of Lexford determines is reasonably capable of being consummated.

    4.2 CONDUCT OF LEXFORD'S BUSINESS PENDING MERGER. Prior to the Effective Time, except as (i) contemplated by this Agreement, (ii) set forth in Schedule
4.2 to the Lexford Disclosure Letter,

(iii) within the aggregate amounts reflected in the Lexford Capital Budget or
(iv) consented to in writing by EQR, Lexford shall, and shall cause each of the Lexford Subsidiaries to, conduct its business only in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted, and, irrespective of whether or not in the ordinary course of business, Lexford shall, and shall cause each of the Lexford Subsidiaries to:

        (a) use its reasonable efforts to preserve intact its business organizations and goodwill and keep available the services of its officers and employees;

        (b) confer on a regular basis with one or more representatives of EQR to report operational matters of materiality and, subject to Section 4.1, any proposals to engage in material transactions;

        (c) promptly notify EQR of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

        (d) promptly deliver to EQR true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

        (e) maintain its books and records in accordance with GAAP consistently applied and not change in any material manner any of its methods, principles or practices of accounting in effect at the Lexford Financial Statement Date, except as may be required by the SEC, applicable law or GAAP;

        (f) duly and timely file all reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, provided Lexford notifies EQR that it is availing itself of such extensions and provided such extensions do not adversely affect Lexford's status as a qualified REIT under the Code;

        (g) not make or rescind any express or deemed election relative to Taxes (unless required by law or necessary to preserve Lexford's status as a REIT or the status of any Lexford Subsidiary as a partnership for federal income tax purposes or as a qualified REIT subsidiary under Section 856(i) of the Code, as the case may be);

        (h) other than in connection with those development agreements set forth in Schedule 2.22 to the Lexford Disclosure Letter or as permitted pursuant to subsection (o) hereof, not acquire, enter into any option to acquire, or exercise an option or contract to acquire, additional real property, incur additional indebtedness except for working capital under its revolving line(s) of credit, encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct other real estate projects;

        (i) not amend its Articles of Incorporation, Bylaws, Declaration of Trust, code of regulations or partnership agreement or comparable charter or organizational document or the articles of incorporation, Bylaws, partnership agreement, joint venture agreement or comparable charter or organization document of any Lexford Subsidiary without EQR's prior written consent, which shall not be unreasonably withheld or delayed;

        (j) issue no and make no change in the number of shares of beneficial interest, capital stock, membership interests or units of limited partnership interest issued and outstanding or reserved for issuance, other than pursuant to those items disclosed in Schedule 2.3 to the Lexford Disclosure Letter;

        (k) grant no options or other right or commitment relating to its shares of beneficial interest or capital stock, membership interests or units of limited partnership interest or any security convertible into its shares of beneficial interest or capital stock, membership interests or units of limited partnership interest, or any security the value of which is measured by shares of beneficial interest, or any security subordinated to the claim of its general creditors;

        (l) except (i) as provided in Section 5.12 hereof, (ii) in connection with the use of Lexford Shares to pay the exercise price or tax withholding in connection with equity-based employee benefit plans by the participants therein, or (iii) for dividends and distributions by a Lexford Subsidiary to Lexford or a wholly-owned Lexford Subsidiary, not (x) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its beneficial interest or capital stock, or (y) directly or indirectly redeem, purchase or otherwise acquire any shares of beneficial interest, shares of capital stock, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of beneficial interest, shares of capital stock, membership interests, or units of partnership interest;

        (m) not sell, lease, mortgage, subject to Lien or otherwise dispose of any material part of its assets, individually or in the aggregate, except in the ordinary course of business;

        (n) not make any loans, advances or capital contributions to, or investments in, any other Person, other than (i) loans, advances and capital contributions to wholly-owned Lexford Subsidiaries in existence on the date hereof, (ii) loans, advances, and capital contributions to the Syndicated Subsidiaries in existence on the date hereof in an aggregate amount not to exceed $250,000, net of any repayments thereof, and (iii) any advances to any officer or trustee of Lexford made pursuant to the terms of a Note, PROVIDED, HOWEVER, that under no circumstances shall the terms of any Note be amended to increase the total aggregate amount of borrowings available thereunder;

        (o) not pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) furnished to EQR or incurred in the ordinary course of business consistent with past practice;

        (p) not enter into any commitment, contractual obligation, capital expenditure or transaction (each, a "Commitment") which may result in total payments or liability by or to it in excess of $250,000 or aggregate Commitments in excess of $500,000;

        (q) not guarantee the indebtedness of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

        (r) not enter into or amend any Commitment with any officer, director, trustee, consultant or Affiliate of Lexford or any of the Lexford Subsidiaries other than Commitments with consultants involving payments of
    (i) less than $10,000 per consultant and (ii) total aggregate payments to all consultants of less than $100,000;

        (s) not increase any compensation or enter into or amend any employment agreement or other arrangement with any of its officers, trustees, directors or employees earning more than $50,000 per annum as of the date hereof, other than waivers by employees of benefits under such agreements, enter into any employment agreement or arrangement with any other Person not currently an employee of Lexford or a Lexford Subsidiary, providing for compensation in excess of $50,000 per annum or increase any compensation or enter into or amend any employment agreement or other arrangement with any new or current employee except in the ordinary course of business and consistent with past practice in timing and amount or pursuant to the terms of any such agreement or arrangement;

        (t) except as otherwise provided in Section 5.10(c) and Section 5.19, not adopt any new employee benefit plan or amend any existing plans, options or rights, except for changes which are required by law and changes which are not more favorable to participants in the aggregate than provisions presently in effect;

        (u) not settle any shareholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by this Agreement or any claim arising out of or in connection with the Consolidation without the prior written approval of EQR, which approval shall not be unreasonably withheld or denied (it being understood that it is the intent of the parties to avoid, to the extent practicable, the termination of this Agreement pursuant to Section 7.1(d) hereof);

        (v) not reduce its ownership of any of Lexford Subsidiaries except pursuant to a transaction which has the same effect as a transaction permitted by subsection (m) hereof;

        (w) not accept a promissory note in payment of the exercise price payable under any option to purchase Lexford Shares;

        (x) not enter into or amend or otherwise modify or waive any rights under any agreement or arrangement for the persons that are affiliates, or as of the date hereof, all officers, trustees, directors or employees, of Lexford or any Lexford Subsidiary;

        (y) except as provided in Schedule 2.9 or Schedule 2.18 to the Lexford Disclosure Letter, not directly or indirectly or through a subsidiary, merge or consolidate with, acquire all or substantially all of the assets of, or acquire the beneficial ownership of a majority of the outstanding capital stock or other equity interest in any person or entity;

        (z) use its reasonable best efforts to continue to qualify as a REIT prior to the Effective Time, and not enter into any transaction that would be considered a prohibited transaction as defined in Section 857(b)(6) of the Code; and

        (aa) take all action necessary to cause the payment of compensation customarily made at the end of each quarter to the Trustees of Lexford to be paid (i) with respect to the payment made at the end of the second quarter of 1999, in Lexford Common Shares valued as of the close of business on the first business day following the announcement of the execution of this Agreement and, with respect to each quarter thereafter, in Lexford Common Shares valued as of the close of business on the last business day prior to payment or (ii) in cash.

For purposes of this Section 4.2 only, any contract, transaction or other event shall be deemed to be material and to be subject to the terms hereof if it would result or is expected to result in a net impact on Lexford's consolidated income statement in excess of $500,000, or on Lexford's consolidated balance sheet in excess of $500,000.

    4.3 CONDUCT OF EQR'S BUSINESS PENDING MERGER. Prior to the Effective Time, except as (i) contemplated by this Agreement, or (ii) consented to in writing by Lexford, EQR shall, and shall cause each of the EQR Subsidiaries to:

        (a) use its reasonable efforts to preserve intact its business organizations and goodwill and keep available the services of its officers and employees;

        (b) confer on a regular basis with one or more representatives of Lexford to report operational matters of materiality which would have a EQR Material Adverse Effect;

        (c) promptly notify Lexford of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

        (d) promptly deliver to Lexford true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

        (e) maintain its books and records in accordance with GAAP consistently applied;

        (f) duly and timely file all reports, tax returns and other documents required to be filed with federal, state, local and other authorities; and

        (g) use its reasonable best efforts to continue to qualify as a REIT prior to the Effective Time and not enter into any prohibited transaction that would be considered a prohibited transaction as defined in Section 857(b)(6) of the Code.

For purposes of this Section 4.3 only, an emergency, change, complaint, investigation or hearing shall be deemed material if it would reasonably be expected to have an EQR Material Adverse Effect.

    4.4 OTHER ACTIONS. Each of Lexford on the one hand and EQR on the other hand shall not, and shall use its reasonable best efforts to cause their Subsidiaries not to take, any action that would result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) except as contemplated by Section 4.1, any of the conditions to the Merger set forth in Article 6 not being satisfied.

    4.5 FILING OF CERTAIN REPORTS. The Surviving Trust shall file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Affiliate of Lexford or EQR may reasonably request, all to the extent required from time to time to enable such Affiliate to sell shares of beneficial interest of the Surviving Trust received by such Affiliate in the Merger without registration under the Securities Act pursuant to (i) Rule 145(d)(1) under the Securities Act, as such Rule may be amended from time to time, or (ii) any successor rule or regulation hereafter adopted by the SEC.

    4.6 COMPLIANCE WITH THE SECURITIES ACT. No later than ten (10) days prior to the Effective Time, Lexford shall cause to be prepared and delivered to EQR a list identifying all persons who, at the time of the Lexford and EQR Shareholders Meetings (as defined in Section 5.1 hereto), may reasonably be deemed to be "affiliates" of Lexford as that term is used in paragraphs (c) and
(d) of Rule 145 under the Securities Act (the "Affiliates"). Lexford shall use its reasonable efforts to cause each person who is identified as an Affiliate in such list to deliver to Lexford on or prior to the Effective Time a written agreement, in the form previously approved by the parties hereto, that such Affiliate will not sell, pledge, transfer or otherwise dispose of any EQR Common Shares issued to such Affiliate pursuant to the Merger, except pursuant to an effective registration statement under the Securities Act or in compliance with Rule 145. EQR shall be entitled to place legends as specified in such written agreements on the certificates representing any EQR Common Shares to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the EQR Common Shares, consistent with the terms of such agreements.

                                   ARTICLE 5
                              ADDITIONAL COVENANTS

    5.1 PREPARATION OF THE REGISTRATION STATEMENT AND THE PROXY STATEMENT; LEXFORD SHAREHOLDERS MEETING AND EQR SHAREHOLDERS MEETING.

        (a) Lexford and EQR shall use their reasonable best efforts to prepare and file with the SEC the Registration Statement, a portion of which shall also serve as the Proxy Statement, in form and substance satisfactory to each of EQR and Lexford. To the extent practicable, the parties shall utilize one document for transmittal to their respective shareholders to meet applicable legal requirements. Each of Lexford and EQR shall promptly use its reasonable best efforts to (i) respond to any comments of the SEC and (ii) with respect to EQR only, have the Registration Statement declared effective under the Securities Act and the rules and regulations promulgated thereunder as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger. Each of Lexford and EQR will use its reasonable best efforts to cause the Proxy Statement to be mailed to Lexford's shareholders and EQR's shareholders, respectively, as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Each party agrees to date its Proxy Statement as of the same date, which shall be the approximate date of mailing to the shareholders of the respective parties. Each party will notify the other promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Registration Statement or the Proxy Statement or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives and the SEC, with respect to the Registration Statement or the Proxy Statement. The respective parties will cause the Registration Statement and the Proxy Statement to comply in all material respects with all applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, EQR or Lexford, as the case may be, shall promptly inform the other of such occurrences and cooperate in filing with the SEC and/or mailing to the shareholders of EQR and the shareholders of Lexford such amendment or supplement to the Proxy Statement. EQR also shall take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of shares of beneficial interest of the Surviving Trust pursuant to the Merger, and Lexford shall furnish all information concerning Lexford and the holders of Lexford Shares and rights to acquire Lexford Shares as may be reasonably requested in connection with any such action.

        (b) EQR will, as soon as practicable following the date of this Agreement (but in no event sooner than 20 business days following the date the Proxy Statement is mailed to the shareholders of EQR), duly call, give notice of, convene and hold a meeting of its shareholders (the "EQR Shareholders Meeting") for the purpose of obtaining the EQR Shareholder Approvals. EQR will, through its Board of Trustees, recommend to its shareholders approval of this Agreement, the Merger, and the transactions contemplated by this Agreement.

        (c) Lexford will, as soon as practicable following the date of this Agreement (but in no event sooner than 20 business days following the date the Proxy Statement is mailed to the shareholders of Lexford), duly call, give notice of, convene and hold a meeting of its shareholders (the "Lexford Shareholders Meeting", and, together with the EQR Shareholders Meeting, the "Shareholders Meetings") for the purpose of obtaining the Lexford Shareholder Approvals. Lexford will, through its Board of Trustees, recommend to its shareholders approval of this Agreement, the Merger and the transactions contemplated by this Agreement; PROVIDED, that prior to the Lexford Shareholders Meeting, such recommendation may be withdrawn, modified or amended to the extent that, as a result of the commencement or receipt of a proposal constituting a Superior Acquisition Proposal, the Board of Trustees of Lexford determines in good faith that such withdrawal, modification or amendment is appropriate.

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
        (d) EQR and Lexford shall use their best efforts to hold their respective shareholder meetings on the same day, which day, subject to the provisions of Sections 5.1(b) and 5.1(c), shall be a day not later than 35 days after the date the Proxy Statement is mailed.

        (e) If on the date for the EQR Shareholders Meeting and Lexford Shareholders Meeting established pursuant to Section 5.1(d) of this Agreement, either EQR or Lexford has not received a sufficient number of proxies to approve the Merger (but less than a majority of the outstanding common shares of beneficial interest of such party have voted against the Merger), then both parties shall adjourn their respective shareholders meetings until the first to occur of (i) the date ten (10) days after the originally scheduled date of the shareholders meetings or (ii) the date on which the requisite number of proxies approving the Merger has been obtained or proxies have been received representing more than a majority of its outstanding common shares of beneficial interest which voted against the Merger.

        (f) Lexford acknowledges that EQR may also call the EQR Shareholders Meeting for the separate approval of an amendment to the EQR Declaration to provide for shareholder approval of mergers and other trust transactions only when required under Maryland law. In the event of approval of such amendment by the shareholders of EQR, the Articles of Merger will effectuate such amendment.

    5.2 ACCESS TO INFORMATION: CONFIDENTIALITY. Subject to the requirements of confidentiality agreements with third parties, each of Lexford and EQR shall, and shall cause each of the Lexford Subsidiaries and EQR Subsidiaries, respectively, to afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of Lexford and EQR shall, and shall cause each of the Lexford Subsidiaries and EQR Subsidiaries, respectively, to furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of Lexford and EQR shall, and shall cause the Lexford Subsidiaries and EQR Subsidiaries, respectively, to use commercially reasonable efforts to cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to, hold any nonpublic information in confidence to the extent required by, and in accordance with, and will comply with the provisions of the letter agreements dated as of March 25, 1999 and June 4, 1999 between Lexford and EQR (the "Confidentiality Agreements").

    5.3  BEST EFFORTS; NOTIFICATION.

        (a) Subject to the terms and conditions herein provided, Lexford and EQR shall: (i) use all reasonable best efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time, from governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated by such agreements and (B) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations; (ii) use all reasonable best efforts to obtain in writing any consents required from third parties to effectuate the Merger, such consents to be in form reasonably satisfactory to Lexford and EQR; and (iii) use all reasonable best efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and trustees of Lexford and EQR shall take all such necessary action.

        (b) Lexford shall give prompt notice to EQR, and EQR shall give prompt notice to Lexford, (i) if any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) of the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

    5.4 COSTS OF TRANSACTION. In the event that the Merger is not consummated, each of EQR and Lexford shall pay their own costs and expenses relating to the Merger and the other transactions contemplated by this Agreement; PROVIDED, HOWEVER, that (i) all SEC filing fees in connection with the Merger shall be paid 50% by Lexford and 50% by EQR and (ii) all printing costs shall be paid by EQR and Lexford in proportion to the number of Proxy Statements required by each of EQR and Lexford to complete the mailing of Proxy Statements to the shareholders of EQR and Lexford, respectively. This Section 5.4 shall in no way affect the rights and obligations of the parties hereto under Article 7 hereof.

    5.5 TAX TREATMENT. Each of EQR and Lexford shall use its reasonable best efforts to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a) of the Code and to obtain the opinions of counsel referred to in Sections 6.2(e) and 6.3(g).

    5.6 PUBLIC ANNOUNCEMENTS. EQR and Lexford will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other written public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such written public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form agreed to by the parties hereto prior to the execution of this Agreement. For purposes of this Section 5.6, "written public statements" shall include any written statement transmitted to the New York Stock Exchange Inc. ("NYSE") or the shareholders of EQR or Lexford.

    5.7 LISTING. Prior to the Effective Time, EQR shall use its best efforts to have the NYSE approve for listing, upon official notice of issuance, the EQR Common Shares to be issued in the Merger and listed on the NYSE after the Effective Time.

    5.8  LETTERS OF ACCOUNTANTS.

        (a) Lexford shall use its reasonable best efforts to cause to be delivered to EQR on or before the date of the mailing of the Proxy Statement, the "comfort" letter of Ernst & Young, LLP, Lexford's independent public accountants, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement"), dated and delivered the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to EQR, (i) in form and substance reasonably satisfactory to EQR and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement and (ii) confirming the information set forth in Schedule 5.8 to the Lexford Disclosure Letter.

        (b) EQR shall use its reasonable best efforts to cause to be delivered to Lexford on or before the date of the mailing of the Proxy Statement, the "comfort" letter of Ernst & Young LLP, EQR's independent public accountants, of the kind contemplated by the AICPA Statement, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to Lexford, in form and substance reasonably satisfactory to Lexford and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

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
    5.9  TAXES.

        (a) EQR and Lexford shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to tax, "Transfer and Gains Taxes"). From and after the Effective Time, the Surviving Trust shall, or shall cause ERP Operating Partnership, as appropriate, to pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of beneficial interests in the Surviving Trust, all Transfer and Gains Taxes.

        (b) Lexford will consult with and provide EQR the opportunity to review and comment upon all returns, questionnaires, applications or other documents to be filed after the date hereof by Lexford with respect to Taxes including, without limitation, Lexford's federal, state and local income tax returns for its taxable year ended December 31, 1998 (collectively, the "Lexford Tax Returns"), and shall not file any such returns without the prior review and comment of EQR, which shall not be unreasonably delayed.

        (c) Lexford will cause each Lexford Subsidiary to consult with and provide EQR the opportunity to review and comment upon all returns, questionnaires, applications or other documents to be filed after the date hereof by each respective Lexford Subsidiary with respect to Taxes including, without limitation, each Lexford Subsidiary's federal, state and local income tax returns for its taxable year ended December 31, 1998 (collectively, the "Lexford Subsidiary Tax Returns"), and Lexford shall not cause any Lexford Subsidiary to file any such returns without the prior review and comment of EQR, which shall not be unreasonably delayed.

        (d) If the treatment of any partnership item on any Lexford Tax Return or Lexford Subsidiary Tax Return proposed to be filed by Lexford or a Lexford Subsidiary is or may be inconsistent with the treatment of such item on the applicable partnership return under Section 6222(b)(1)(A) of the Code, then EQR shall have the right to cause Lexford to file such Lexford Tax Return and/or Lexford Subsidiary Tax Return in a manner which is not inconsistent with the applicable partnership return, provided that (i) EQR makes a loan to Lexford having the terms and conditions set forth below in the principal amount equal to the amount of any increase in the tax liability reported on the applicable Lexford Tax Return or Lexford Subsidiary Tax Return for the taxable year ended December 31, 1998, solely resulting from the treatment of such partnership item in the manner requested by EQR (the "Lexford Tax"), and (ii) the treatment of the partnership item in the manner requested by EQR (including the reporting and payment of any tax in respect of such item) will not jeopardize Lexford's status as a REIT for its taxable year ended December 31, 1998. Any loan made by EQR pursuant to this Section 5.9(d) shall be made on the date that the Lexford Tax is paid by Lexford or a Lexford Subsidiary and shall be evidenced by a promissory note reasonably satisfactory to Lexford and EQR providing for (i) repayment of the principal amount in sixteen (16) equal quarterly installments,
(ii) quarterly payments of interest at a rate equal to the Prime Rate plus one percent (1%), compounded quarterly, (iii) acceleration of the unpaid principal amount in the event Lexford shall consummate a merger, consolidation, sale of substantiality all of its assets or other transaction involving a change in control of Lexford, and (iv) such other terms and conditions as may be agreed upon by EQR and Lexford. For purposes of this Section 5.9(d), the term "Prime Rate" shall mean the rate of interest published from time to time as the "Prime Rate" in the "Money Rates" column of THE WALL STREET JOURNAL, or if THE WALL STREET JOURNAL ceases or fails to publish such rate, the prime rate, corporate base rate or other comparable rate of interest announced from time to time by the largest national banking association with headquarters in New York, New York.

    5.10  BENEFIT PLANS AND OTHER EMPLOYEE ARRANGEMENTS.

        (a) BENEFIT PLANS. After the Effective Time, all employees of Lexford who are employed by the Surviving Trust shall, at the option of the Surviving Trust, either continue to be eligible to participate in an "employee benefit plan", as defined in Section 3(3) of ERISA, currently maintained by Lexford which is, at the option of the Surviving Trust, continued by the Surviving Trust, or alternatively, shall be eligible to participate in the same manner as other similarly situated employees of the Surviving Trust who were formerly employees of EQR in any "employee benefit plan," as defined in Section 3(3) of ERISA, sponsored or maintained by the Surviving Trust for similarly situated employees after the Effective Time. With respect to each such employee benefit plan, service with EQR or any EQR Subsidiary or with Lexford or any Lexford Subsidiary (as applicable) shall be included for purposes of determining eligibility to participate and vesting (if applicable). With respect to medical benefits provided by the Surviving Trust on and after the Closing Date, (i) coverage that would otherwise be denied due to a preexisting illness shall be provided to those employees who had such coverage under a plan sponsored by EQR, Lexford or any of the EQR Subsidiaries or Lexford Subsidiaries before the Closing Date (each, a "Prior Plan"), (ii) unless required by law, no such employee shall be required to observe any waiting period prior to entitlement to such benefits and
(iii) each such employee shall be credited as to previously paid deductible and co-payment amounts under any Prior Plan.

        (b) SEVERANCE PROGRAMS. Lexford has adopted three severance programs (the "Severance Programs"), all of which are specifically described in Schedule 2.15A to the Lexford Disclosure Letter. Schedule 2.15A to the Lexford Disclosure Letter also sets forth those officers and trustees (the "Lexford Schedule 2.15A Personnel") who may be offered a payment at the Effective Time pursuant to a Severance Program, as well as the amount of each such payment. The Surviving Trust shall maintain the Severance Programs in accordance with the terms thereof as of the date hereof. In no event shall Lexford amend, modify or alter in any manner any Severance Program or adopt or agree to any other severance programs, agreements or arrangements. Neither the Severance Programs nor any other term of this Agreement shall require the Surviving Trust to continue the employment of any employee of Lexford after the Effective Time. As a condition to receiving a payment under any Severance Program, each of the Lexford Schedule 2.15A Personnel and each other terminated employee shall execute and deliver to Lexford an agreement and release as described in or attached to Schedule 5.10 (a "Release"). Lexford hereby acknowledges that the terms of the Release provide that if the Lexford Schedule 2.15A Personnel executing such Release has entered into a Note, such Lexford Schedule 2.15A Personnel shall pay in full or secure all amounts due under such Note at the time payment is received pursuant to the Severance Programs with such security to equal or exceed 150% of the outstanding balance of the Note.

        (c) OPTIONEES.

        (i) Prior to the Closing, Lexford will, through its Board of Trustees (or any committee thereof), take all action required for the cancellation as of the Effective Time of the vested portion of all Lexford Options held by those individuals specified by EQR, including, without limitation, Lexford Trustees (a list of which will be provided to Lexford at least 10 business days prior to the Effective Time), in consideration for cash in an amount equal to the difference between the Closing Price of a Lexford Common Share and the applicable exercise price set forth in such option, multiplied by the number of Lexford Common Shares subject to such option to the extent such option is vested at the Effective Time, it being understood that all Lexford Options held by employees whose employment does not continue after the Effective Time shall be deemed vested as of the Effective Time. EQR shall promptly, and in any event no later than ten business days prior to the Effective Time, notify in writing each individual holding a Lexford Option whose employment is not to continue after the Effective Time, with such notification to set forth the rights of such employee pursuant to this subsection. Lexford shall use reasonable efforts to assist EQR in such notification process. For purposes of this paragraph, "Closing Price" shall mean the unweighted average closing price of a Lexford Common Share, reported as "New York Stock Exchange Composite Transactions" by THE WALL STREET JOURNAL (Midwest Edition) for the ten (10) Trading Days ending on the third Trading Day immediately prior to the Closing Date. For the purposes of the paragraph only, "Trading Day" shall mean any day on which Lexford Common Shares are traded on the NYSE.

        (ii) Lexford and EQR agree to take all appropriate action to cause each Lexford Option which remains unexercised as of the Effective Time (other than those options to be cancelled pursuant to Section

5.10(c)(i)) to be amended to (i) adjust the number of shares for which such option is thereafter exercisable by multiplying such number of shares by the Exchange Ratio, (ii) adjust the per share exercise price by dividing such exercise price by the Exchange Ratio, and (iii) to provide that such option shall be exercisable for EQR Common Shares. Accordingly, as more fully described in the Lexford option plan pursuant to which each such Lexford Option was granted (each a "Plan"), upon conversion of the number of shares and the exercise price, all Lexford Options which have been converted into EQR Options shall remain subject to such Plan's terms. EQR agrees to register the shares subject to the Plans on a registration statement on Form S-8 filed with the SEC as soon as practicable following the Effective Time.

        (iii) From and after the date hereof, Lexford, through its Board of Trustees or otherwise, will not modify any Plan or authorize, and Lexford will not grant, any Lexford Options or Restricted Share Grants.

        (d) WITHHOLDING. Lexford shall require each employee who exercises a Lexford Option, receives Lexford Shares pursuant to any existing commitment, or otherwise receives any payment from Lexford as a result of the transactions contemplated by this Agreement, to pay to Lexford in cash or Lexford Shares an amount sufficient to satisfy in full Lexford's obligation to withhold Taxes incurred by reason of such exercise, issuance or receipt.

        (e) PAYMENTS. The compensation, benefits, payments, accelerations, and share options of the executives and trustees of Lexford, as set forth in
Schedule 2.15 of the Lexford Disclosure Letter, shall be satisfied at the Effective Time or as otherwise set forth in this Agreement in accordance with the terms set forth in Schedule 2.15 and Schedule 5.10(e) to the Lexford Disclosure Letter. As a condition to each employee and trustee of Lexford receiving the compensation, benefits, payments, accelerations and share options described in this Section 5.10(e), such employee or trustee shall execute a Release.

    5.11  INDEMNIFICATION.

        (a) From and after the Effective Time, EQR shall provide exculpation and indemnification for each person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or trustee of Lexford or any Lexford Subsidiary (the "Indemnified Parties") which is the same as the exculpation and indemnification provided to the Indemnified Parties by Lexford (including advancement of expenses, if so provided) immediately prior to the Effective Time in its Declaration of Trust, Bylaws, or any Employee Plan as in effect at the close of business on the date hereof; PROVIDED, that such exculpation and indemnification covers actions on or prior to the Effective Time, including, without limitation, all transactions contemplated by this Agreement. EQR shall obtain and maintain in effect at the Effective Time and continuing until the sixth anniversary thereof "run-off" trustees and officers liability insurance with a coverage amount and other terms and conditions comparable to Lexford's current trustees and officers liability insurance policy covering the trustees and officers of Lexford with respect to their service as such prior to the Effective Time (the "Run-Off Policy"). EQR shall provide Lexford with a true and complete copy of a binder with respect to the Run-Off Policy at least 10 days prior to the Effective Time, and shall use its reasonable best efforts to provide to Lexford a true and complete copy of the Run-Off Policy as proposed to be issued prior to the Effective Time. The premium for such policy shall be paid in full at the Effective Time.

        (b) The provisions of this Section 5.11 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of EQR and Lexford. EQR agrees to pay all costs and expenses (including fees and expenses of counsel) that may be incurred by any Indemnified Party or his or her heirs or his or her personal representatives in successfully enforcing the indemnity or other obligations of EQR under this
Section 5.11. The provisions of this Section 5.11 shall survive the Merger and are in addition to any other rights to which an Indemnified Party may be entitled.

        (c) In the event that the Surviving Trust or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 5.11, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each trustee and officer covered hereby.

    5.12 DECLARATION OF DIVIDENDS AND DISTRIBUTIONS. From and after the date of this Agreement, Lexford shall not make any dividend or distribution to its shareholders without the prior written consent of EQR; PROVIDED, HOWEVER, the written consent of EQR shall not be required for the authorization and payment of quarterly distributions with respect to the Lexford Common Shares of (i) up to $0.4325 per share for a dividend with a record date of June 30, 1999, to be paid on or about July 15, 1999 (the "Second Quarter Dividend") and (ii) an amount per share for each quarterly dividend thereafter not to exceed an amount equal to the dividend on a EQR Common Share for such quarter multiplied by the Exchange Ratio; PROVIDED FURTHER, that the record and payment dates for each distribution with respect to the Lexford Common Shares (other than the Second Quarter Dividend) shall be the same date as the record and payment dates for the quarterly distribution for the EQR Common Shares, as provided to Lexford by written notice not less than twenty (20) business days prior to the record date for such quarterly EQR distribution. In the event that a distribution with respect to Lexford Common Shares permitted by this Section 5.12 has (i) a record date prior to the Effective Time and (ii) has not been paid as of the Effective Time, the holders of Lexford Common Shares shall be entitled to receive such distribution as set forth in the Articles of Merger.

    5.13 TRANSFER OF LEXFORD ASSETS AFTER EFFECTIVE TIME. Lexford acknowledges that immediately after the Effective Time, any real properties owned by Lexford and the Lexford Subsidiaries (or the equity interests in the entity then holding such properties) and the equity interests in certain of the Lexford Subsidiaries shall be transferred through one or more transactions to ERP Operating Partnership, subject to all liabilities of Lexford and the Lexford Subsidiaries, as a capital contribution in exchange for a number of units and preferred units of ERP Operating Partnership equal to the number of common shares of beneficial interest and preferred shares of beneficial interest of the Surviving Trust issued in the Merger to the owners of the shares of beneficial interest of Lexford in the Merger; provided, however, that Lexford makes no representation or warranty regarding EQR's ability to accomplish the foregoing, the costs that would be incurred, whether under Section 5.9 hereof or otherwise, in connection therewith or any consents or approvals that may be required therefor.

    5.14 NOTICES. Each party hereto shall provide such notice to its shareholders of the Merger and other transactions contemplated hereby as is required under Maryland law.

    5.15 RESIGNATIONS. On the Closing Date, if requested by EQR, Lexford shall cause the trustees, directors and officers of Lexford and each of the Lexford Subsidiaries to submit their resignations from such positions, effective as of the Effective Time.

    5.16  THIRD PARTY MANAGEMENT AGREEMENTS AND OUTSIDE MANAGEMENT
AGREEMENTS.  Lexford will not, and will not permit any Lexford Subsidiary to,
(i) amend the Third Party Management Agreements and Outside Management Agreements, (ii) renew the Third Party Management Agreements except on terms which permit its cancellation by Lexford or the applicable Lexford Subsidiary on thirty days notice without charge, penalty or other cost for such cancellation, and (iii) renew any Outside Management Agreement except on terms which are the same as the existing Outside Management Agreement or are more favorable to Lexford or the applicable Lexford Subsidiary than the existing Outside Management Agreement.

    5.17 CREDIT FACILITY. At the Closing, all amounts due under any credit facility between Lexford or any Lexford Subsidiary and Provident Bank will be prepayable without fee or penalty.

    5.18 RABBI TRUST. At the Effective Time, the Rabbi Trust shall be merged with and into the rabbi trust maintained by EQR and payments shall be made in accordance with Schedule 5.18 to the Lexford Disclosure Letter.

    5.19 TRANSFER OF SHARES. At the Closing, Lexford shall cause the owners (other than Lexford or a wholly-owned Lexford Subsidiary) to transfer to such person or persons as EQR shall designate by written notice delivered to Lexford prior to the Closing, all of the shares of Lexford Guilford, Inc. owned by them, constituting all the outstanding shares of Lexford Guilford, Inc. which are not owned by Lexford or a wholly-owned Lexford Subsidiary, for an aggregate consideration of $629.00.

                                   ARTICLE 6
                                   CONDITIONS

    6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

        (a) SHAREHOLDER APPROVALS. This Agreement, the Merger and the transactions contemplated by this Agreement shall have been approved and adopted by the Shareholder Approvals.

        (b) LISTING OF SHARES. The NYSE shall have approved for listing the EQR Common Shares to be issued in the Merger and to be listed on the NYSE after the Effective Time, subject to official notice of issuance.

        (c) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order.

        (d) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect.

        (e) BLUE SKY LAWS. The Surviving Trust shall have received all state securities or "blue sky" permits and other authorizations necessary to issue EQR Common Shares to the shareholders of Lexford.

        (f) OPINION OF MARYLAND COUNSEL. EQR and Lexford shall have received the opinion of Ballard Spahr Andrews & Ingersoll, LLP addressing the matters set forth in Exhibit "C" hereto.

    6.2 CONDITIONS TO OBLIGATIONS OF EQR. The obligations of EQR to effect the Merger and to consummate the other transactions contemplated to occur on the Closing Date are further subject to the following conditions, any one or more of which may be waived in writing by EQR:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Lexford set forth in this Agreement shall be true and correct as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and EQR shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of Lexford contained herein are so qualified) signed on behalf of Lexford by the chief executive officer or the chief financial officer of Lexford, in such capacity, to such effect. For the purposes of Section 6.2(a), the representations and warranties of Lexford shall be deemed true and correct unless the breach of such representations and warranties, in the aggregate, could reasonably be expected to have a Lexford Material Adverse Effect.

        (b) PERFORMANCE OF OBLIGATIONS OF LEXFORD. Lexford shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and EQR shall have received a certificate signed on behalf of Lexford by the chief executive officer or the chief financial officer of Lexford, in such capacity, to such effect.

        (c) MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no Lexford Material Adverse Change and EQR shall have received a certificate of the chief executive officer or chief financial officer of Lexford, in such capacity, certifying to such effect.

        (d) OPINION RELATING TO REIT STATUS. EQR shall have received an opinion of Willkie Farr & Gallagher reasonably satisfactory to EQR, that, commencing with its taxable year beginning January 1, 1998 Lexford has been organized and has operated in conformity with the requirements for qualification as a REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations).

        (e) OTHER TAX OPINION. EQR shall have received an opinion dated the Closing Date from Rudnick & Wolfe, based upon customary certificates and representation letters, and dated the Closing Date, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code.

        (f) COMFORT LETTER. EQR shall have received the letter from the accountants for Lexford required by Section 5.8 hereof.

        (g) OPINION OF COUNSEL. EQR shall have received an opinion from Benesch Friedlander Coplan & Aronoff LLP or other counsel to Lexford reasonably satisfactory to EQR dated the Closing Date in form and substance reasonably satisfactory to EQR addressing the matters set forth in Exhibit "D" hereto.

        (h) CONSENTS. Except as set forth on Schedule 6.2 to the Lexford Disclosure Letter, all consents and waivers (including, without limitation, waivers of rights of first refusal) from third parties necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in an EQR Material Adverse Effect or a Lexford Material Adverse Effect.

        (i) CERTAIN FEES, EXPENSES AND LIABILITIES. The (x) fees and expenses and (y) liabilities set forth in Schedule 6.2(i) of the Lexford Disclosure Letter shall not exceed the amounts set forth in such Schedule.

        (j) FILING OF 1998 TAX RETURN. Lexford shall have filed its federal income tax return for its taxable year ended December 31, 1998, such tax return shall include an election to be taxed as a REIT in accordance with Code Section 856(c)(1) and such return shall be signed by Ernst & Young, LLP as the preparer of such return.

    6.3 CONDITIONS TO OBLIGATIONS OF LEXFORD. The obligation of Lexford to effect the Merger and to consummate the other transactions contemplated to occur on the Closing Date is further subject to the following conditions, any one or more of which may be waived in writing by Lexford:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of EQR set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and Lexford shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of EQR contained herein are so qualified) signed on behalf of EQR by the chief executive officer and the chief financial officer of such party to such effect. For the purposes of this Section 6.3(a), the representations and warranties of EQR shall be deemed true and correct unless the breach of such representations and warranties, in the aggregate, could reasonably be expected to have an EQR Material Adverse Effect.

        (b) PERFORMANCE OF OBLIGATIONS OF EQR. EQR shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Lexford shall have received a certificate of EQR signed on behalf of EQR by the chief executive officer or the chief financial officer of EQR, in such capacity, to such effect.

        (c) MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no EQR Material Adverse Change and Lexford shall have received a certificate of the chief executive officer or chief financial officer of EQR, in such capacity, certifying to such effect.

        (d) COMFORT LETTER. Lexford shall have received the letter from the accountants for EQR required by Section 5.8 hereof.

        (e) OPINION RELATING TO REIT STATUS. Lexford shall have received an opinion of Rudnick & Wolfe, reasonably satisfactory to Lexford, that, commencing with its taxable year ended December 31, 1992, (A) EQR was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and (B) ERP Operating Partnership has been during and since 1993 and continues to be, treated for federal income tax purposes as a partnership, and not as a corporation or association taxable as a corporation (with customary exceptions, assumptions and qualifications and based upon customary representations).

        (f) OTHER TAX OPINION. Lexford shall have received an opinion dated the Closing Date from Willkie Farr & Gallagher, based upon customary certificates and representation letters and dated the Closing Date, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code.

        (g) OPINION OF COUNSEL. Lexford shall have received an opinion from Rudnick & Wolfe or other counsel to EQR reasonably satisfactory to Lexford dated the Closing Date in form and substance reasonably satisfactory to Lexford addressing the matters set forth in Exhibit "E" hereto dated the Closing Date.

        (h) CONSENTS. All consents and waivers (including, without limitation, waivers or rights of first refusal) from third parties necessary in connection with the consummation of the transactions contemplated hereby shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in an EQR Material Adverse Effect or a Lexford Material Adverse Effect.

                                   ARTICLE 7
                       TERMINATION, AMENDMENT AND WAIVER

    7.1 TERMINATION. This Agreement may be terminated at any time prior to the acceptance of the Articles of Merger for record by the Department, whether before or after either of the Shareholder Approvals are obtained:

        (a) by mutual written consent duly authorized by both the Boards of Trustees of EQR and Lexford;

        (b) by EQR, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of Lexford set forth in this Agreement, in either case such that the conditions set forth in Section 6.2(a) or
    Section 6.2(b), as the case may be, would be incapable of being satisfied by December 31, 1999 (or as otherwise extended);

        (c) by Lexford, upon a breach of any representation, warranty, covenant obligation or agreement on the part of EQR set forth in this Agreement, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by December 31, 1999 (or as otherwise extended);

        (d) by either EQR or Lexford, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Merger shall have become final and nonappealable;

        (e) by either EQR or Lexford, if the Merger shall not have been consummated before December 31, 1999; provided, that in the case of termination pursuant to this Section 7.1(e), the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in this Section and, provided further, that (i) if the Merger shall not have been consummated solely by reason of the failure to meet the condition set forth in Section 6.2(i)(y), December 31, 1999 shall be automatically extended to March 31, 2000 and (ii) any termination of this Agreement resulting solely by reason of such failure to meet the condition set forth in Section 6.2(i)(y) shall be pursuant to this Section 7.1(e);

        (f) by either EQR or Lexford if, upon a vote at a duly held Lexford Shareholders Meeting or any adjournment thereof, the Lexford Shareholder Approvals shall not have been obtained as contemplated by Section 5.1;

        (g) by either EQR or Lexford if, upon a vote at a duly held EQR Shareholders Meeting or any adjournment thereof, the EQR Shareholder Approvals shall not have been obtained as contemplated by Section 5.1;

        (h) by Lexford, if prior to the Lexford Shareholders Meeting, the Board of Trustees of Lexford shall have withdrawn or modified its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, a Superior Acquisition Proposal; and

        (i) by EQR if (i) prior to the Lexford Shareholders Meeting, the Board of Trustees of Lexford shall have withdrawn or modified in any manner adverse to EQR its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, any Superior Acquisition Proposal, or (ii) Lexford shall have entered into a definitive agreement with respect to any Acquisition Proposal.

    7.2 CERTAIN FEES AND EXPENSES. If this Agreement shall be terminated (i) pursuant to Section 7.1(h) or 7.1(i), then Lexford will pay EQR (provided Lexford was not entitled to terminate this Agreement pursuant to Section 7.1(c) at the time of such termination) a fee equal to the Expense Fee (as defined below), or (ii) pursuant to Section 7.1(b) or 7.1(f), then Lexford will pay EQR (provided Lexford was not entitled to terminate this Agreement pursuant to Section 7.1(c) at the time of such termination) an amount equal to the Expense Fee (as defined below). If this Agreement shall be terminated pursuant to
Section 7.1(c) or 7.1(g), then EQR will pay Lexford (provided EQR was not entitled to terminate this Agreement pursuant to Section 7.1(b) at the time of such termination), an amount equal to the Expense Fee. If the Merger is not consummated (other than due to the termination of this Agreement pursuant to Section 7.1(a), 7.1(c) or 7.1(g), by EQR pursuant to 7.1(e) or by Lexford after March 31, 2000 pursuant to 7.1(e)), and at the time of the termination of this Agreement an Acquisition Proposal has been received by Lexford, and either prior to the termination of this Agreement or within twelve (12) months thereafter Lexford or any Lexford Subsidiary enters into any written Acquisition Proposal which is subsequently consummated (whether or not such Acquisition Proposal is the same Acquisition Proposal which had been received at the time of the termination of this Agreement), then Lexford shall pay the Break-Up Fee to EQR. The payment of the Break-Up Fee shall be compensation and liquidated damages for the loss suffered by EQR as a result of the failure of the Merger to be consummated and to avoid the difficulty of determining damages under the circumstances and neither party shall have any other liability to the other after the payment of the Break-Up Fee. The Break-Up Fee shall be paid by Lexford to EQR, or the Expense Fee shall be paid by Lexford to EQR or EQR to Lexford (as applicable), in immediately available funds within fifteen (15) days after the date of the event giving rise to the obligation to make such payment occurred. As used in this Agreement, "Break-Up Fee" shall be an amount equal to the lesser of

(i) $8,000,000 plus the Expense Fee (the "Base Amount") and (ii) the sum of (A) the maximum amount that can be paid to EQR without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by independent accountants to EQR, and (B) in the event EQR receives a letter from outside counsel (the "Break-Up Fee Tax Opinion") indicating that EQR has received a ruling from the IRS holding that EQR's receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (the "REIT Requirements") or that the receipt by EQR of the excess of the Base Amount over the amount payable in clause (A) following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Base Amount less the amount payable under clause (A) above. In the event that EQR is not able to receive the full Base Amount, Lexford shall place the unpaid amount in escrow and shall not release any portion thereof to EQR unless and until Lexford receives any one or combination of the following: (i) a letter from EQR's independent accountants indicating the maximum amount that can be paid at that time to EQR without causing EQR to fail to meet the REIT Requirements or
(ii) a Break-Up Fee Tax Opinion, in which event Lexford shall pay to EQR the lesser of the unpaid Base Amount or the maximum amount stated in the letter referred to in (i) above. Lexford's obligation to pay any unpaid portion of the Break-Up Fee shall terminate three years from the date of this Agreement. The "Expense Fee" payable to EQR or Lexford, as the case may be (the "Recipient"), shall be an amount equal to the least of (i) $4,000,000, (ii) the Recipient's documented out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses) and (iii) the sum of (A) the maximum amount that can be paid to the Recipient without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to the Recipient, and (B) in the event the Recipient receives a Break-Up Fee Tax Opinion indicating that the Recipient has received a ruling from the IRS holding that the Recipient's receipt of the Expense Fee would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements or that receipt by the Recipient of the excess of the Expense Fee over the amount payable under clause (A) following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Expense Fee less the amount payable under clause (A) above. In the event that the Recipient is not able to receive the full Expense Fee, the Payor shall place the unpaid amount in escrow and shall not release any portion thereof to the Recipient unless and until the Payor receives any one or combination of the following: (i) a letter from the Recipient's independent accountants indicating the maximum amount that can be paid at that time to the Recipient without causing the Recipient to fail to meet the REIT Requirements or (ii) a Break-Up Fee Tax Opinion, in which event the Payor shall pay to the Recipient the lesser of the unpaid Expense Fee or the maximum amount stated in the letter referred to in (i) above. The obligation of EQR or Lexford, as applicable ("Payor"), to pay any unpaid portion of the Expense Fee shall terminate three years from the date of this Agreement.

    7.3 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Lexford or EQR as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of EQR, or Lexford, other than the last sentence of Section 5.2,
Section 7.2, this Section 7.3 and Article 8; provided that (a) if this Agreement is terminated by EQR pursuant to Section 7.1(b), Lexford shall not be entitled to any of the benefits of Section 7.2, or (b) if this Agreement is terminated by Lexford pursuant to Section 7.1(c), EQR shall not be entitled to any of the benefits of Section 7.2.

    7.4 AMENDMENT. This Agreement may be amended by the parties in writing by action of their respective Boards of Trustees at any time before or after any Shareholder Approvals are obtained and prior to the filing of the Articles of Merger with the Department; PROVIDED, HOWEVER, that, after the

Shareholder Approvals are obtained, no such amendment, modification or supplement shall be made which by law requires the further approval of shareholders without obtaining such further approval.

    7.5 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE 8
                               GENERAL PROVISIONS

    8.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement confirming the representations and warranties in this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

    8.2 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

(a)        if to EQR, to:            Equity Residential Properties Trust
                                     Two North Riverside Plaza, Suite 400
                                     Chicago, Illinois 60606
                                     Attention: Bruce C. Strohm
                                     Fax No. (312) 454-8703

           with a copy to:           Rudnick & Wolfe
                                     203 North LaSalle Street, Suite 1800
                                     Chicago, Illinois 60601
                                     Attention: Errol R. Halperin, Esq.
                                     Fax No. (312) 236-7516

(b)        if to Lexford, to:        Lexford Residential Trust
                                     The Huntington Center
                                     41 South High Street, Suite 2410
                                     Columbus, Ohio 43215
                                     Attention: Bradley A. Van Auken
                                     Fax No. (614) 225-1100

           with a copy to:           Willkie Farr & Gallagher
                                     787 Seventh Avenue
                                     New York, New York 10019-6099
                                     Attention: Bruce M. Montgomerie, Esq.
                                     Fax No. (212) 728-8111

All notices shall be deemed given only when actually received.

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
    8.3 INTERPRETATION. All references made herein to any party shall include any predecessor to such party. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

    8.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, the Lexford Disclosure Letter, the EQR Disclosure Letter, the Confidentiality Agreements and the other agreements entered into in connection with the Transactions (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) except as provided in
Section 5.10 and Section 5.11 ("Third Party Provisions"), are not intended to confer upon any person other than the parties hereto any rights or remedies. The Third Party Provisions may be enforced by the beneficiaries thereof or on behalf of the beneficiaries thereof by the trustees of Lexford who had been trustees of Lexford prior to the Effective Time.

    8.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

    8.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

    8.8 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Illinois or Ohio or in any Illinois or Ohio State court located in Illinois or Ohio, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto
(a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in the State of Illinois or Ohio or any Illinois or Ohio State court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

    8.9 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

    8.10  NON-RECOURSE TO TRUSTEES AND OFFICERS.

        (a) This Agreement and all documents, certificates, agreements, understandings and arrangements relating hereto have been entered into or executed on behalf of Lexford by the undersigned in his capacity as a trustee or officer of Lexford, which has been formed as a Maryland real estate investment trust pursuant to Declaration of Trust dated as of January 16, 1998, as amended and restated, and not individually, and neither the trustees, officers nor shareholders of Lexford shall be personally bound or have any personal liability hereunder. EQR shall look solely to the assets of Lexford for satisfaction of any liability of Lexford with respect to this Agreement and any other agreements to which it is a party. EQR will not seek recourse or commence any action against any of the shareholders of Lexford or any of their personal assets, and will not commence any action for money judgments against any of the trustees or officers of Lexford or seek recourse against any of their personal assets, for the performance or payment of any obligation of Lexford hereunder or thereunder.

        (b) This Agreement and all documents, certificates, agreements, understandings and arrangements relating hereto have been entered into or executed on behalf of EQR by the undersigned in his capacity as a trustee or officer of EQR, which has been formed as a Maryland real estate investment trust pursuant to an Amended and Restated Declaration of Trust of EQR dated as of November 2, 1992, as amended and restated, and not individually, and neither the trustees, officers nor shareholders of EQR shall be personally bound or have any personal liability hereunder. Lexford shall look solely to the assets of EQR for satisfaction of any liability of EQR with respect to this Agreement and any other agreements to which it is a party. Lexford will not seek recourse or commence any action against any of the shareholders of EQR or any of their personal assets, and will not commence any action for money judgments against any of the trustees or officers of EQR or seek recourse against any of their personal assets, for the performance or payment of any obligation of EQR hereunder or thereunder.

    IN WITNESS WHEREOF, EQR and Lexford have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                EQUITY RESIDENTIAL PROPERTIES TRUST

                                By:  /s/ DAVID J. NEITHERCUT
                                     -----------------------------------------
                                     David J. Neithercut
                                     Executive Vice President
                                     Chief Financial Officer

                                LEXFORD RESIDENTIAL TRUST

                                By:  /s/ BRADLEY A. VAN AUKEN
                                     -----------------------------------------
                                     Bradley A. Van Auken
                                     Senior Vice President

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